As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-269794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Amendment No. 2)

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jupiter Wellness, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

2844	82-2455880
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

Tel: (561) 244-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S. John

Chief Executive Officer

Jupiter Wellness, Inc.

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

Tel: (561) 244-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory Sichenzia, Esq.

Arthur S. Marcus, Esq.

Mayank Pradhan, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37 FL

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

As soon as practicable after this registration statement becomes effective.

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Exchange Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling security holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, dated June 6, 2023

Shares of Common Stock

Jupiter Wellness, Inc.

This prospectus is a part of the registration statement relating to the sale or other disposition from time to time by the selling shareholders identified in this prospectus of up to 8,631,574 shares of common stock (the “Common Stock”) consisting of (a) up to 4,315,787 shares issuable upon exercise of warrants to purchase one shares of Common Stock per warrant, which are immediately exercisable for three years following 6 months from the closing of the PIPE Offering (the “3 Year Warrant”), and (b) up to 4,315,787 shares issuable upon exercise of warrants to purchase one shares of Common Stock per warrant, which are immediately exercisable for five years following 6 months from the closing of the PIPE Offering(the “5 Year Warrant,” together with the 3 Year Warrant as the “Warrants”). All of the Common Stock, when sold, will be sold by the selling shareholders. We are not selling any Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Common Stock by the selling shareholders. We will, however, receive the net proceeds of any Warrants exercised for cash, if any. The selling shareholders became entitled to receive the Common Stock (some of which are issuable upon their exercise of Warrants) offered by this prospectus in a private placement completed on January 23, 2023 (the “PIPE Offering”) in reliance on exemptions from registration under the Securities Act. Please see the section entitled “Private Placement of Warrants” on page 19 of prospectus for more information.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through in a number of different ways and at varying prices. Please see the section entitled “Plan of Distribution” on page 21 of this prospectus for more information. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page 52 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our Common Stock is quoted on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “JUPW”. As of May 10, 2023, the last reported sales price of our Common Stock on Nasdaq was $0.41 per share, and on May 5, 2023, we had 26,654,675 shares of Common Stock outstanding.

An investment in our securities is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” beginning on page 1.

Neither the U.S. Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____, 2023

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with any information other than the information contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, regardless of the time of our delivery or of any sale or delivery of our securities and our business, financial condition, results of operations and/or prospects may have changed since those dates. Neither of the delivery of this Prospectus nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. This Prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Prospectus concerning our business are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Prospectus, unless the context indicates otherwise, references to “Jupiter”, “we”, the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Jupiter Wellness, Inc.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

i

BASIS OF PRESENTATION

In this Prospectus, unless the context otherwise requires:

●	“Common Stock” refers to our common stock, $0.001 par value per share;

●	“Nasdaq” refers to The Nasdaq Capital Market LLC;

●	“Offering” refers to the offering being conducted for the sale of up 8,631,574 shares, comprised of 4,315,787 shares of Common Stock issuable on conversion of the 3 Years Warrants and 4,315,787 shares of Common Stock issuable on exercise of the 5 Years Warrants;

We use a twelve-month fiscal year ending on December 31 of each calendar year. Fiscal 2021 and fiscal 2022 ended on December 31, 2021 and December 31, 2022, respectively.

Certain monetary amounts, percentages and other figures included in this Prospectus have been subject to rounding adjustments. Percentage amounts included in this Prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this Prospectus may not sum due to rounding.

Unless otherwise indicated, all references to “dollars” and “$” in this Prospectus are to, and amounts are presented in, U.S. dollars.

Unless otherwise indicated or the context otherwise requires, financial and operating data in this Prospectus reflect the consolidated business and operations of Jupiter Wellness, Inc. and our subsidiaries.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-k—US company for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC), as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

Factors that might cause these differences include the following:

●	If we are unable to keep up with rapid technological changes, our products may become obsolete.

●	If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

●	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

●	We depend heavily on key personnel, and turnover of key senior management could harm our business.

●	Commercial success of our non-OTC product candidates will depend on the acceptance of these products by physicians, payers, and patients.

●	Possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision. Except as otherwise indicated, references to “we”, “us”, “our”, and the “Company” refer to Jupiter Wellness, Inc. and its wholly-owned subsidiaries.

Overview

Jupiter Wellness is committed to supporting health and wellness by developing innovative solutions to a range of conditions. We take pride in our research and development of over-the-counter (OTC) products and intellectual property, which aim to address some of the most prevalent health and wellness concerns today. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema creams, vitiligo solutions, and sexual wellness products, that cater to different health and wellness needs. We are dedicated to staying up-to-date with the latest scientific research and technology, ensuring that our products are effective, safe, and meet the highest industry standards.

To achieve our mission, we rely on a team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes scientists, researchers, product developers, and business experts who collaborate to create new products and enhance existing ones. We also partner with industry leaders and organizations to leverage the latest technologies and expand our reach.

We generate revenue through various channels, including the sales of our OTC and consumer products, as well as licensing royalties. Our products are available through various retailers and e-commerce platforms, making them accessible to a broad customer base. Additionally, we collaborate with other companies to license our intellectual property, creating additional revenue streams and expanding our global presence.

We signed agreements to license JW-700 to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. Taisho plans on launching the product commercially in 2024. In India, the Company signed an agreement with Cosmofix Technovation Pvt Ltd and Sanpellegrino Cosmetics to license its JW-700 and Photocil products. Additional licensing opportunities for these products are being pursued primarily in overseas markets.

Organizational History

Jupiter Wellness, Inc. was originally incorporated in the State of Delaware on October 24, 2018. Our principal business address is 1061 E. Indiantown Rd #110, Jupiter, FL 33477.

Risks Affecting Our Business

Our business is subject to numerous risks as described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	Our accountant has indicated doubt about our ability to continue as a going concern.

●	If we are unable to keep up with rapid technological changes, our products may become obsolete.

●	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

●	Existing or probable governmental regulations relating to CBD products may harm or prevent our ability to sell our product offering.

●	Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

v

THE OFFERING

Issuer:	Jupiter Wellness, Inc.

Units Offered:	We are offering 4,315,787 shares of Common Stock issuable on conversion of the 3 Years Warrants and 4,315,787 shares of Common Stock issuable on exercise of the 5 Years Warrants.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the Warrants for an aggregate of 8,631,574 shares of common stock by payment of cash however, we will receive the exercise price of the Warrants, or an aggregate of approximately $8,631,574 from the investors through the private placement of the Warrants. Please see the section entitled “Private Placement of the Warrants” on page 19 of this prospectus for more information.

Nasdaq Listing	Our Common Stock and warrants currently trade on Nasdaq under the symbols “JUPW” and “JUPWW”, respectively.

Number of shares of Common Stock Outstanding before the Offering:	There are 26,654,675 shares of Common Stock currently issued and outstanding.

Number of shares of Common Stock to be Outstanding after the Offering(1):	35,286,249 shares of Common Stock upon completion of the Offering.

Plan of Distribution	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly in a number of different ways. Registration of the Common Stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

(1)	The number of shares of Common Stock shown above to be outstanding after this offering is based on 26,654,675 shares outstanding as of May 5, 2023 and assumes the exercise of the Warrants into 8,631,574 shares of Common Stock.

vi

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities in order to remain competitive, research and discoveries by others may make our processes, products or brands less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these competitors, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing our industries in the U.S. and other countries in which we operate. Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. These regulations and laws may cover taxation, tariffs, user pricing, distribution, consumer protection and the characteristics and quality of services.

1

Existing or probable governmental regulations relating to CBD products may harm or prevent our ability to sell our product offering.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana, and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is, nonetheless, potential that the federal government may at any time choose to begin enforcing its laws against the manufacture, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. In the event the federal government was to tighten its regulation of the industry, we would likely suffer a material adverse effect on our business, including substantial losses.

Laws and regulations affecting our industry are evolving under the Farm Bill, FDA and other regulatory authorities and changes to any regulation may materially affect our CBD products

In conjunction with the enactment of the Agriculture Improvement Act of 2018 (the “Farm Bill”), the FDA released a statement about the status of CBD as a nutritional supplement, and the agency’s actions in the short term with regards to CBD will guide the industry. While our sun care products are not nutritional supplements, the statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act and Section 351 of the Public Health Service Act. As a company whose sun care products contain infused CBD, we will strive to meet all FDA guidelines as the regulations evolve. Any difficulties in compliance with future government regulation could increase our operating costs and adversely impact our results of operations in future periods.

In addition, as a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

We do not currently believe that we are required to seek FDA approval for our sun care products, and as such we do not plan to seek FDA approval. If regulation evolves such that we are required to seek approval, we will endeavor to do so. This may require us to incur substantial costs associated with legal and compliance fees and adversely affect our results of operations.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person insurance.

2

Our products may not meet health and safety standards or could become contaminated.

We do not have control over all of the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines and over-the-counter treatments have not been fully explored or understood and may have unintended consequences.

Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

The success of our business will depend upon our ability to create and expand our brand awareness.

The sun care and CBD markets we compete in, and the skin care and hair growth markets we intend to compete in, are highly competitive, with many well-known brands leading the industry. Our ability to compete effectively and generate revenue will be based upon our ability to create and expand awareness of our products distinct from those of our competitors. It is imperative that we are able to convey to consumers the benefits of our products. However, advertising and packaging and labeling of such products will be limited by various regulations. Our success will be dependent upon our ability to convey to consumers that our products are superior to those of our competitors.

We must develop and introduce new products to succeed.

Our industry is subject to rapid change. New products are constantly introduced to the market. Our ability to remain competitive depends in part on our ability to enhance existing products, to develop and manufacture new products in a timely and cost-effective manner, to accurately predict market transitions, and to effectively market our products. Our future financial results will depend to a great extent on the successful introduction of several new products. We cannot be certain that we will be successful in selecting, developing, manufacturing and marketing new products or in enhancing existing products.

The success of new product introductions depends on various factors, including, without limitation, the following:

●	Successful sales and marketing efforts;

●	Timely delivery of new products;

●	Availability of raw materials;

●	Pricing of raw materials;

●	Regulatory allowance of the products; and

●	Customer acceptance of new products

3

Possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.

We recently launched and commenced distribution of certain products containing hemp-derived CBD, and we currently intend to develop and launch additional products containing hemp-derived CBD in the future. Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Farm Bill, which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act, and legalizing the cultivation and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. There is no assurance that the Farm Bill will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

The Farm Bill delegates the authority to the states to regulate and limit the production of hemp and hemp-derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp-derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our intended products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the Food, Drug and Cosmetic Act, or FDCA. The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Our CBD product offerings must comply with applicable federal and state laws and regulations, and legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law.

Hemp-derived CBD can only be legally produced in states that have laws and regulations that allow for such production and that comply with the Farm Bill, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana, which remains illegal under federal law and regulations. We purchase all of our hemp-derived CBD from licensed growers and processors in states where such production is legal. As described in the risk factor, possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD in the event of repeal or amendment of laws and regulations which are now favorable to the cannabis/hemp industry in such states, we would be required to locate new suppliers in states with laws and regulations that qualify under the Farm Bill. If we were to be unsuccessful in arranging new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our intended business plan with respect to such products could be adversely impacted.

4

Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the Farm Bill, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD.

The interstate shipment of hemp-derived CBD from one state to another is legal only where both states have laws and regulations that allow for the production and sale of such products and that qualify under the Farm Bill. Therefore, the marketing and sale of our intended products containing hemp-derived CBD is limited by such factors and is restricted to such states. Although we believe we may lawfully sell any of our finished products, including those containing CBD, in a majority of states, a repeal or adverse amendment of laws and regulations that are now favorable to the distribution, marketing and sale of finished products we intend to sell could significantly limit, restrict or prevent us from generating revenue related to our products that contain hemp-derived CBD. Any such repeal or adverse amendment of now favorable laws and regulations could have an adverse impact on our business plan with respect to such products.

Due to recent expansion into the CBD industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our launch of products containing hemp-derived CBD. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Adverse publicity associated with our products or ingredients, or those of similar companies, could adversely affect our sales and revenue.

Adverse publicity concerning any actual or purported failure by us to comply with applicable laws and regulations regarding any aspect of our business could have an adverse effect on the public perception of us. This, in turn, could negatively affect our ability to obtain financing, endorsers and attract distributors or retailers for our products, which would have a material adverse effect on our ability to generate sales and revenue.

Our distributors’ and customers’ perception of the safety and quality of our products or even similar products distributed by others can be significantly influenced by national media attention, publicized scientific research or findings, product liability claims and other publicity concerning our products or similar products distributed by others. Adverse publicity, whether or not accurate, that associates consumption of our products or any similar products with illness or other adverse effects, will likely diminish the public’s perception of our products. Claims that any products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could have a material adverse effect on the market demand for our products, including reducing our sales and revenue.

We do not have and may never have any products on the market that have been approved for the treatment of disease. Our business is highly dependent upon receiving approvals from various U.S. and international governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.

In order for us to commercialize a product for the treatment of any disease, we must obtain regulatory approvals of such treatment for that indication. Satisfying regulatory requirements is an expensive process that typically takes many years and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling, and promotion of drugs for human use. To obtain necessary regulatory approvals, we must, among other requirements, complete clinical trials demonstrating that our products are safe and effective for a particular indication. There can be no assurance that our products will prove to be safe and effective, that our clinical trials will demonstrate the necessary safety and effectiveness of our product candidates, or that we will succeed in obtaining regulatory approval for any treatment we develop even if such safety and effectiveness are demonstrated.

5

Any delays or difficulties we encounter in our clinical trials may delay or preclude regulatory approval from the FDA or from international regulatory organizations. Any delay or preclusion of regulatory approval would be expected to delay or preclude the commercialization of our products. Examples of delays or difficulties that we may encounter in our clinical trials include without limitation the following:

●	Clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of our products;

●	Our products may fail to be more effective than current therapies, or to be effective at all;

●	We may discover that our products have adverse side effects, which could cause our products to be delayed or precluded from receiving regulatory approval or otherwise expose us to significant commercial and legal risks;

●	It may take longer than expected to determine whether or not a treatment is effective;

●	Patients involved in our clinical trials may suffer severe adverse side effects even up to death, whether as a result of treatment with our products, the withholding of such treatment, or other reasons (whether within or outside of our control);

●	We may fail to be able to enroll a sufficient number of patients in our clinical trials;

●	Patients enrolled in our clinical trials may not have the characteristics necessary to obtain regulatory approval for a particular indication or patient population;

●	We may be unable to produce sufficient quantities of product to complete the clinical trials;

●	Even if we are successful in our clinical trials, any required governmental approvals may still not be obtained or, if obtained, may not be maintained;

●	If approval for commercialization is granted, it is possible the authorized use will be more limited than is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities, which will cause a substantial increase in costs and which we might not succeed in performing or completing; and

●	If granted, approval may be withdrawn or limited if problems with our products emerge or are suggested by the data arising from their use or if there is a change in law or regulation.

Any success we may achieve at a given stage of our clinical trials does not guarantee that we will achieve success at any subsequent stage, including without limitation final FDA approval.

We may encounter delays or rejections in the regulatory approval process because of additional government regulation resulting from future legislation or administrative action, or from changes in the policies of the FDA or other regulatory bodies during the period of product development, clinical trials, or regulatory review. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production, or an injunction preventing certain activity, as well as other regulatory action against our product candidates or us. We have no experience in successfully obtaining regulatory approval for a product and thus may be poorly equipped to gauge, and may prove unable to manage, risks relating to obtaining such approval.

Outside the U.S., our ability to market a product is contingent upon receiving clearances from appropriate non-U.S. regulatory authorities. Non-U.S. regulatory approval typically includes all of the risks associated with FDA clearance discussed above as well as geopolitical uncertainties and the additional uncertainties and potential prejudices faced by U.S. pharmaceutical companies conducting business abroad. In certain cases, pricing restrictions and practices can make achieving even limited profitability very difficult.

6

We have limited experience in completing regulatory filings and any delays in regulatory filings could materially affect our financial condition.

We are currently initiating clinical trials of our hair growth and skin care product candidates. We have not, however, demonstrated the ability to obtain marketing approvals, manufacture product candidates at a commercial scale, or conduct sales and marketing activities necessary for the successful commercialization of a product. Consequently, we have no historical basis as a company by which one can evaluate or predict reliably our future success or viability.

Additionally, while our team has experience at prior companies with regulatory filings, we have limited experience with regulatory filings with agencies such as the FDA or the European Medicines Agency, or EMA, and will rely on third-party expertise for this. Any delay in our regulatory filings for our product candidates, and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including, without limitation, the FDA’s issuance of a “refuse to file” letter or a request for additional information, could materially affect our financial condition.

If serious adverse or undesirable side effects are identified during the development of our product candidates, we may abandon or limit our development or commercialization of such product candidates.

If our product candidates are associated with undesirable side effects or have unexpected characteristics, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective.

If we elect or are forced to suspend or terminate any clinical trial with one of our product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate revenue from such product candidate will be delayed or eliminated. Any of these occurrences may harm our business, financial condition and prospects significantly.

With regard to our lead skin care product candidate, JW-100, unforeseen side effects from JW-100 could arise either during clinical development or, if approved, after JW-100 has been marketed. This could cause regulatory approvals for, or market acceptance of, JW-100 harder and costlier to obtain.

The results of our planned or any future clinical trials may show that the side effects of JW-100 are unacceptable or intolerable, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA or EMA and other regulatory authorities, or result in marketing approval from the FDA or EMA and other regulatory authorities with restrictive label warnings.

If JW-100 receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by the use of JW-100:

●	regulatory authorities may withdraw their approval of the product, which would force us to remove JW-100 from the market;

●	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication, or field alerts to physicians and pharmacies;

●	we may be required to change instructions regarding the way the product is administered, conduct additional clinical trials or change the labeling of the product;

●	we may be subject to limitations on how we may promote the product;

●	sales of the product may decrease significantly;

●	we may be subject to litigation or product liability claims; and

●	our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of JW-100 and/or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from the sale of JW-100.

7

If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented, which could materially affect our financial condition.

Identifying, screening and enrolling patients to participate in clinical trials of our product candidates is critical to our success, and we may not be able to identify, recruit, enroll and dose a sufficient number of patients with the required or desired characteristics to complete our clinical trials in a timely manner. The timing of our clinical trials depends on our ability to recruit patients to participate as well as to subsequently dose these patients and complete required follow-up periods. In particular, because our planned clinical trials of JW-100 are focused on indications with relatively small patient populations, our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.

In addition, we may experience enrollment delays related to increased or unforeseen regulatory, legal and logistical requirements at certain clinical trial sites. These delays could be caused by reviews by regulatory authorities and contractual discussions with individual clinical trial sites. Any delays in enrolling and/or dosing patients in our planned clinical trials could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or in termination of the clinical trials altogether.

Patient enrollment may be affected if our competitors have ongoing clinical trials with products for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in our competitors’ clinical trials. Patient enrollment may also be affected by other factors, including:

●	coordination with clinical research organizations to enroll and administer the clinical trials;

●	coordination and recruitment of collaborators and investigators at individual sites;

●	size of the patient population and process for identifying patients;

●	design of the clinical trial protocol;

●	eligibility and exclusion criteria;

●	perceived risks and benefits of the product candidates under study;

●	availability of competing commercially available therapies and other competing products’ clinical trials;

●	time of year in which the trials are initiated or conducted;

●	severity of the diseases under investigation;

●	ability to obtain and maintain subject consents;

●	ability to enroll and treat patients in a timely manner;

●	risk that enrolled subjects will drop out before completion of the trials;

●	proximity and availability of clinical trial sites for prospective patients;

●	ability to monitor subjects adequately during and after treatment; and

●	patient referral practices of physicians.

Our inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for our product candidates, which could materially affect our financial condition.

8

If we or our licensees, development collaborators, or suppliers are unable to manufacture our products in sufficient quantities or at defined quality specifications, or are unable to obtain regulatory approvals for the manufacturing facility, we may be unable to develop or meet demand for our products and lose time to market and potential revenues.

Completion of our clinical trials and commercialization of our product candidates require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We intend to utilize third parties to manufacture NoStingz, Photocil, JW-100 and JW-700.

In the future we may become unable, for various reasons, to rely on our sources for the manufacture of our product candidates, either for clinical trials or, at some future date, for commercial distribution. We may not be successful in identifying additional or replacement third-party manufacturers, or in negotiating acceptable terms with any we do identify. We may face competition for access to these manufacturers’ facilities and may be subject to manufacturing delays if the manufacturers give other clients higher priority than they give to us. Even if we are able to identify an additional or replacement third-party manufacturer, the delays and costs associated with establishing and maintaining a relationship with such manufacturer may have a material adverse effect on us.

Before we can begin to commercially manufacture JW-100 or any other product candidate, we must obtain regulatory approval of the manufacturing facility and process. Manufacturing of drugs for clinical and commercial purposes must comply with current Good Manufacturing Practices requirements, commonly known as “cGMP.” The cGMP requirements govern quality control and documentation policies and procedures. Complying with cGMP and non-U.S. regulatory requirements will require that we expend time, money, and effort in production, recordkeeping, and quality control to ensure that the product meets applicable specifications and other requirements. We, or our contracted manufacturing facility, must also pass a pre-approval inspection prior to FDA approval. Failure to pass a pre-approval inspection may significantly delay or prevent FDA approval of our products. If we fail to comply with these requirements, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell our products and will lose time to market and potential revenues.

It is uncertain whether product liability insurance will be adequate to address product liability claims, or that insurance against such claims will be affordable or available on acceptable terms in the future.

Clinical research involves the testing of new drugs on human volunteers pursuant to a clinical trial protocol. Such testing involves a risk of liability for personal injury to or death of patients due to, among other causes, adverse side effects, improper administration of the new drug, or improper volunteer behavior. Claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers, or others using, selling, or buying our products, as well as from governmental bodies. In addition, product liability and related risks are likely to increase over time, in particular upon the commercialization or marketing of any products by us or parties with which we enter into development, marketing, or distribution collaborations. Although we are contracting for general liability insurance in connection with our ongoing business, there can be no assurance that the amount and scope of such insurance coverage will be appropriate and sufficient in the event any claims arise, that we will be able to secure additional coverage should we attempt to do so, or that our insurers would not contest or refuse any attempt by us to collect on such insurance policies. Furthermore, there can be no assurance that suitable product liability insurance (at the clinical stage and/or commercial stage) will continue to be available on terms acceptable to us or at all, or that, if obtained, the insurance coverage will be appropriate and sufficient to cover any potential claims or liabilities.

If the market opportunities for our current and potential future drug candidates are smaller than we believe they are, our ability to generate product revenues may be adversely affected and our business may suffer.

Our understanding of the number of people who suffer from dermatitis or eczema, whom JW-100 may have the potential to treat, is based upon estimates. These estimates may prove to be incorrect, and new studies may demonstrate or suggest a lower estimated incidence or prevalence of this condition. The number of patients in the U.S. or elsewhere may turn out to be lower than expected, may not be otherwise amenable to JW-100 treatment, or treatment-amenable patients may become increasingly difficult to identify and access, all of which would adversely affect our business prospects and financial condition. In particular, the treatable population for JW-100 may further be reduced if our estimates of addressable populations are erroneous or sub-populations of patients do not derive benefit from JW-100.

9

If we are unable to establish relationships with licensees or collaborators to carry out sales, marketing, and distribution functions or to create effective marketing, sales, and distribution capabilities, we will be unable to market our products successfully.

Our business strategy may include out-licensing product candidates to or collaborating with larger firms with experience in marketing and selling pharmaceutical products. There can be no assurance that we will successfully be able to establish marketing, sales, or distribution relationships with any third-party, that such relationships, if established, will be successful, or that we will be successful in gaining market acceptance for any products we might develop. To the extent that we enter into any marketing, sales, or distribution arrangements with third parties, our product revenues per unit sold are expected to be lower than if we marketed, sold, and distributed our products directly, and any revenues we receive will depend upon the efforts of such third parties.

If we are unable to establish such third-party marketing and sales relationships, or choose not to do so, we would have to establish in-house marketing and sales capabilities. To market any products directly, we would have to establish a marketing, sales, and distribution force that has technical expertise and could support a distribution capability. Competition in the biopharmaceutical industry for technically proficient marketing, sales, and distribution personnel is intense and attracting and retaining such personnel may significantly increase our costs. There can be no assurance that we will be able to establish internal marketing, sales, or distribution capabilities or that these capabilities will be sufficient to meet our needs.

Commercial success of our non-OTC product candidates will depend on the acceptance of these products by physicians, payers, and patients.

Any non-OTC product candidate that we may develop, such as our current JW-500 product line, may not gain market acceptance among physicians and patients. Market acceptance of and demand for any non-OTC product that we may develop will depend on many factors, including without limitation:

●	Comparative superiority of the effectiveness and safety in the treatment of the disease indication compared to alternative treatments;

●	Less prevalence and severity of adverse side effects;

●	Potential advantages over alternative treatments;

●	Cost effectiveness;

●	Convenience and ease of administration;

●	Sufficient third-party coverage and/or reimbursement;

●	Strength of sales, marketing and distribution support; and

●	Our ability to provide acceptable evidence of safety and efficacy.

If any non-OTC product candidate developed by us receives regulatory approval but does not achieve an adequate level of market acceptance by physicians, payers, and patients, we may generate insufficient, little, or no product revenue and may not become profitable.

In addition, pandemics, including the novel coronavirus, COVID-19, could decrease consumer spending and adversely affect demand for our products.

Our non-OTC products may not be accepted for reimbursement or properly reimbursed by third-party payers.

The successful commercialization of any non-OTC products we might develop will depend substantially on whether the costs of our non-OTC products and related treatments are reimbursed at acceptable levels by government authorities, private healthcare insurers, and other third-party payers, such as health maintenance organizations. Reimbursement rates may vary, depending upon the third-party payer, the type of insurance plan, and other similar or dissimilar factors. If our non-OTC products do not achieve adequate reimbursement, then the number of physician prescriptions of our products may not be sufficient to make our non-OTC products profitable.

10

Comparative effectiveness research demonstrating benefits of a competitor’s non-OTC product could adversely affect the sales of our non-OTC product candidates. If third-party payers do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our non-OTC products on a profitable basis.

Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in the product development of that non-OTC product. In addition, in the U.S. there is a growing emphasis on comparative effectiveness research, both by private payers and by government agencies. To the extent other drugs or therapies are found to be more effective than our non-OTC products, payers may elect to cover such therapies in lieu of our products or reimburse our non-OTC products at a lower rate.

The effects of economic and political pressure to lower pharmaceutical prices are a major threat to the economic viability of new research-based pharmaceutical products, and any development along these lines could materially and adversely affect our prospects.

Emphasis on managed care in the U.S. has increased and we expect this will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Any development along these lines could materially and adversely affect our prospects. We are unable to predict what legislative or regulatory changes relating to the healthcare industry, including without limitation any changes affecting governmental and/or private or third-party coverage and reimbursement, may be enacted in the future, or what effect such legislative or regulatory changes would have on our business.

If we obtain FDA approval for any of our product candidates, we will be subject to various federal and state fraud and abuse laws; these laws may impact, among other things, our proposed sales, marketing and education programs. Fraud and abuse laws are expected to increase in breadth and in detail, which will likely increase our operating costs and the complexity of our programs to insure compliance with such enhanced laws.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the U.S., our operations may be directly, or indirectly through our customers, distributors, or other business partners, subject to various federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes which may increase our operating costs. These laws may impact, among other things, our proposed sales, marketing and education programs.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws or any other governmental regulations that apply to us, we may be subject to criminal actions and significant civil monetary penalties, which would adversely affect our ability to operate our business and our results of operations.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our product candidates are ultimately sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

11

We face business disruption and related risks resulting from the recent pandemic of COVID-19, which could have, and has had, a material adverse effect on our business plan.

Our supply chain and the development of our product candidates, including that of our subsidiaries, could be, and have been, disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. We are still assessing our business plans and the impact COVID-19 may have on our supply chain and ability to conduct our clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic. Our subsidiary SRM, was materially adversely affected by COVID-19 and its impact on the amusement park industry. SRM’s sales to amusement parks materially decreased during 2021 and 2020. SRM’s revenue for the fiscal year ended December 31, 2019 was $7,046,073 and were reduced to $2,958,199 for the fiscal year ended December 31, 2020 and further reduced to $2,665,827 for the year ended December 31, 2021, which was a result of the closing of amusement and theme parks in 2020 as a result of the COVID-19 pandemic. We generated $6,196,743 in revenues for the year ended December 31, 2022 compared to $2,876,273 revenues for the year ended December 31, 2021. We generated $1,121,676 in revenues for the three months ended March 31, 2023 compared to $721,629 revenues in the three months ended March 31, 2022. The large increase is due to the Company having more nominal-like operations during 2022. In 2021 and 2020, Covid had a negative impact on the revenues of the Company with the closure of amusement and theme parks which were not fully open until the end of 2021.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. The World Health Organization declared the COVID-19 outbreak a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, the impact on our customers and employees, all of which are uncertain and cannot be predicted. At this point, the overall extent to which COVID-19 may impact our financial condition or results of operations is uncertain.

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

12

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company may be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenues. As a result, any significant reduction in revenues may immediately and adversely affect our business, financial condition and operating results.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages equipment due to manufacturing difficulties. Multiple suppliers provide the components used in manufacturing our products. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

●	Macroeconomic conditions adversely affecting geographies where we intend to do business;

●	Foreign currency exchange rates;

●	Political or social unrest or economic instability in a specific country or region;

●	Higher costs of doing business in foreign countries;

●	Infringement claims on foreign patents, copyrights or trademark rights;

●	Difficulties in staffing and managing operations across disparate geographic areas;

●	Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

●	Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

●	Adverse tax consequences;

●	Unexpected changes in legal and regulatory requirements;

●	Military conflict, terrorist activities, natural disasters and medical epidemics; and

●	Our ability to recruit and retain channel partners in foreign jurisdictions.

13

Risk Related to SRM Spin-Off

Our historical financial information is not necessarily representative of the results we would have achieved as a business should the Spin-off have had occurred, and may not be a reliable indicator of our future results.

The historical financial information included or incorporated by reference in the registration statements of which this prospectus forms a part refers to the business as operated by us before the Spin-off. The historical financial information included or incorporated by reference herein, as applicable, is derived from the consolidated financial statements and accounting records of SRM.

We may be unable to achieve some or all of the expected benefits of the Spin-Off, and the Spin-Off may adversely affect our business.

Although we believe that separating SRM into a stand-alone, publicly traded company (the “Spin-off”) shall provide financial, operational and other benefits to us and our stockholders, we cannot provide assurance that we will achieve the full strategic and financial benefits expected from the Spin-Off. If we do not realize the intended benefits of the Spin-Off, we could suffer a material adverse effect on our business, financial conditions, results of operations and cash flows.

Risks Related to our Financial Position and Capital Needs

Our accountant has indicated doubt about our ability to continue as a going concern.

As of December 31, 2022, the Company had $1,931,068 in cash, accumulated deficit of $50,597,674 and cash flow used in operations of $6,395,942. As of March 31, 2023, the Company had $3,737,259 in cash, accumulated deficit of $51,905,848 and cash flow used in operations of $1,469,427. The Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans. These conditions raise doubt about the Company’s ability to continue as a going concern and accordingly our auditors have included a going concern opinion in our annual report. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. Additionally, the Company’s plan includes certain scheduled research and development activities and related clinical trials which may be deferred as needed. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

14

Risks Related to our Intellectual Property

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of our technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our products may include unpublished know-how as well as existing and pending intellectual property protection. All intellectual property protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

Knowledge published in the form of any future intellectual property has finite protection, as all patents and trademarks have a limited life and an expiration date. While continuous efforts will be made to apply for patents and trademarks if appropriate, there is no guarantee that additional patents or trademarks will be granted. The expiration of patents and trademarks relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

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If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

Our existing proprietary rights may not afford remedies and protections necessary to prevent infringement, reformulation, theft, misappropriation and other improper use of our products by competitors. We own the formulations contained in our products and we consider these product formulations to be our critical proprietary property, which must be protected from competitors. Although trade secret, trademark, copyright and patent laws generally provide a certain level of protection, and we attempt to protect ourselves through contracts with manufacturers of our products, we may not be successful in enforcing our rights. In addition, enforcement of our proprietary rights may require lengthy and expensive litigation. We have attempted to protect some of the trade names and trademarks used for our products by registering them with the U.S. Patent and Trademark Office, but we must rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide the same remedies as are granted to federally registered trademarks, and the rights of a common law trademark are limited to the geographic area in which the trademark is actually used. Our inability to protect our intellectual property could have a material adverse impact on our ability to compete and could make it difficult for us to achieve a profit.

Risks Related to Our Securities and Other Risks

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and results in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

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We have broad discretion in the use of the net proceeds from any offerings and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from any offerings and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from any offering in a manner that does not produce income or that loses value.

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

We only became a public company in October 2020. The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our officers and directors are the beneficial owners of approximately 34% our outstanding voting securities. As a result, they possess significant influence over our elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

Our Second Amended and Restated Certificate of Incorporation contains an exclusive forum provision for certain claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, New York shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s shareholders or (c) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees and may discourage lawsuits with respect to such claims. This provision does not apply to actions arising under the Exchange Act or Securities Act.

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Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. Furthermore, the Board of Directors has the ability to increase the size of the Board and fill newly created vacancies without stockholder approval. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

Our common stock may become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	Make a special written suitability determination for the purchaser;

●	Receive the purchaser’s prior written agreement to the transaction;

●	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Although our common stock is not currently subject to these rules, it were to become subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

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PRIVATE PLACEMENT OF WARRANTS

On January 19, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 8,631,574 common stock warrants (the “PIPE Offering”) comprising of two common stock warrants, each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 warrants being immediately exercisable for two and one-half years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 warrants being immediately exercisable for four and one-half years following 6 months from the closing of the PIPE Offering.

The Warrants held by a particular holder will not be exercisable to the extent such conversion would result in such holder owning more than 4.99% of the number of Common Stock outstanding after giving effect to the issuance of Common Stock issuable upon exercise of such Warrants calculated in accordance with Section 13(d) of the Exchange Act. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the Warrants holder at its sole discretion, may waive the 4.99% ownership limit. However, under any circumstance, the Warrants holder may not exercise the Warrants if such exercise would cause Warrants holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 9.99% of its total issued and outstanding Common Stock or voting shares.

Pursuant to the PIPE Agreements and the Warrants we agreed to file the registration statement of which this prospectus forms a part with the SEC and to cause such registration statement to become effective as promptly as practicable after filing, and are required to cause such registration statement to remain effective until the Common Stock offered hereby have been sold or may be freely sold without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

The entire discussion regarding the securities PIPE Agreements, registration rights agreement and related agreements is qualified in its entirety to the forms of such agreements which have been filed as exhibits to our Current Report on Form 8-K, filed with the SEC on January 25, 2023 which are incorporated by reference into the registration statement to which this prospectus forms a part.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the selling stockholders. Upon the exercise of the Warrants for an aggregate of 8,631,574 shares of Common Stock assuming all payments are made by cash, we will receive the exercise price of the Warrants, or an aggregate of approximately $8,631,574. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the Selling Stockholder.

There is no assurance the warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate and working capital purposes.

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PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any other exemption from registration, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

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DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any cash dividends  on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Prospectus. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

General Overview

Jupiter Wellness is committed to supporting health and wellness by developing innovative solutions to a range of conditions. We take pride in our research and development of over-the-counter (OTC) products and intellectual property, which aim to address some of the most prevalent health and wellness concerns today. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema creams, vitiligo solutions, and sexual wellness products, that cater to different health and wellness needs. We are dedicated to staying up-to-date with the latest scientific research and technology, ensuring that our products are effective, safe, and meet the highest industry standards.

To achieve our mission, we rely on a team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes scientists, researchers, product developers, and business experts who collaborate to create new products and enhance existing ones. We also partner with industry leaders and organizations to leverage the latest technologies and expand our reach.

We generate revenue through various channels, including the sales of our OTC and consumer products, as well as licensing royalties. Our products are available through various retailers and e-commerce platforms, making them accessible to a broad customer base. Additionally, we collaborate with other companies to license our intellectual property, creating additional revenue streams and expanding our global presence.

We signed agreements to license JW-700 to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. Taisho plans on launching the product commercially in 2024. In India, the Company signed an agreement with Cosmofix Technovation Pvt Ltd and Sanpellegrino Cosmetics to license its JW-700 and Photocil products. Additional licensing opportunities for these products are being pursued primarily in overseas markets.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our audited financial statements for the year ended December 31, 2022 and 2021, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

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The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States Dollars. Significant accounting policies are summarized below:

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on an FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, and non-compete agreements. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to twenty years. No significant residual value is estimated for intangible assets. We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

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Investments Held-to-Maturity

Investments that the Company’s management has the “positive intent and ability” to hold through maturity are classified and accounted for as hold-to-maturity investments (“HTM”). HTM investments are carried at amortized cost in the financial statements. For investments classified as HTM, no unrealized gains and losses will be recognized in financial statements.

Segment Reporting

The Company has two reportable segments: (i) sales and development of cannabidiol (CBD) based skin care and therapeutic products and (ii) sales of merchandise sold to theme parks.

Earnings (Loss) Per Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Warrants are not considered in the calculations for the years ended December 31, 2022 and 2021, as the impact of the potential common shares would be to decrease the loss per share.

	For the Three Months		For the Year
	Ended March 31,		Ended December 31,
	2023	2022	2022	2021
Numerator:
Net (loss)	$(1,308,174)	$(2,919,775)	$(15,223,028)	$28,100,245)

Denominator:
Denominator for basic earnings per share - Weighted- average common shares issued and outstanding during the period	25,551,752	23,134,059	22,106,703	16,603,788
Denominator for diluted earnings per share	25,551,752	23,134,059	22,106,703	16,603,788
Basic (loss) per share	$(0.05)	$(0.13)	$(0.69)	$(1.69)
Diluted (loss) per share	$(0.05)	$(0.13)	$(0.69)	$(1.69)

Cash

We consider all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents at March 31, 2023, December 31, 2022 or 2021.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for three months ended March 31, 2022 and year ended December 31, 2021 and the cumulative translation gains and losses as of March 31, 2023 and December 31, 2022 were not material.

Accounts Receivable

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. During the three months ended March 31, 2023 and years ended December 31, 2022 and 2021, the Company recognized no allowance for doubtful collections.

Fair Value of Financial Instruments

The fair value of our assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

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Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on our evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Since we were incorporated on October 24, 2018, the evaluation was performed for 2018 tax year, which would be the only period subject to examination. We believe that our income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to our financial position. Our policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2022 and 2021 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $6,714,609 and $4,865,890, respectively. Due to the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance of $6,714,609 and $4,865,890 for the years ended December 31, 2022 and 2021.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $33,148, $562,117 and $1,079,362 for the three months ended March 31, 2023 and years ended December 31, 2022 and 2021, respectively.

Stock Based Compensation

We recognize compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date (“Inception”), we adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard did not have a significant impact on our results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard did not have a significant impact on our results of operations, financial condition, cash flows, and financial statement disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

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Results of Operations

For the years ended December 31, 2022 and 2021

The following table provides selected financial data about us for the year ended December 31, 2022 and 2021, respectively.

	December 31,	December 31,
	2022	2021
Sales	$6,196,743	$2,876,273
Cost of Sales	5,170,386	2,340,788
Gross Profit (Loss)	1,026,357	535,485
Total expenses	16,249,385	28,635,730
Net Loss	$(15,223,028)	$(28,100,245)

Revenues

We generated $6,196,743 in revenues for the year ended December 31, 2022 compared to $2,876,273 revenues for the year ended December 31, 2021. The large increase is due to the Company having more nominal-like operations during 2022. In 2021 Covid had a negative impact on the revenues of the Company with the closure of Amusement and theme parks and which were not fully open until the end of 2021.

Operating Expenses and other income

We had total operating expenses and other income of $16,249,385 for the year ended December 31, 2022 compared to $28,635,730 for the year ended December 31, 2021.

Operating expenses for the year ended December 31, 2022 totaled $16,249,385 were in connection with our daily operations as follows: (i) marketing expenses of $84,689; (ii) research and development of $16,249,385 which included clinical trials; (iii) legal and professional expenses of $3,579,148 primarily for due diligence and legal work on two proposed mergers and litigation along with corporate advisory services, registration statement preparation fees, general corporate governance fees; (iv) rent of $175,038; (v) depreciation and amortization of $95,805; (vi) general and administrative expenses of $3,419,561, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense and other normal office and administration expenses; (vii) stock based compensation of $4,357,372 consisting primarily of the fair value of options and warrants; (viii) an impairment to a promissory note of $1,000,000; (ix) an impairment to intellectual Property of $1,450,000; (x) net interest expense of $1,283,106, which includes $1,104,477 fair value of warrants and (xi) net other income of $1,718.

Operating expenses for the year ended December 31, 2021 totaled $28,635,730 were in connection with our daily operations as follows: (i) marketing expenses of $522,893; (ii) research and development of $1,079,362 which included clinical trials; (iii) legal and professional expenses of $3,098,137 primarily for due diligence and legal work on two proposed mergers, along with corporate advisory services, registration statement preparation fees, general corporate governance fees; (iv) rent of $88,829; (v) depreciation and amortization of $187,917; (vi) general and administrative expenses of $2,941,550, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense and other normal office and administration expenses; (vii) stock based compensation of $9,387,963 consisting primarily of the fair value of options and warrants; (viii) an impairment to a promissory note of $10,000,000; (ix) an impairment to intellectual Property of $300,000; (x) net interest expense of $1,728,783, which includes $1,446,530 fair value of warrants and (xi) net other income of $699,704, which includes a $669,200 gain from an Omnibus Settlement relating to Magical Beasts Acquisition.

Income/Losses

Net losses were $15,223,028 and $28,100,245 for the years ended December 31, 2022 and 2021, respectively.

For the three months ended March 31, 2023 and 2022

The following table provides selected financial data about us for the three months ended March 31, 2023 and 2022, respectively.

	March 31, 2023	March 31, 2022
Sales	$1,121,676	$721,629
Cost of Sales	875,031	604,418
Gross Profit (Loss)	246,645	117,211
Total expenses	(1,554,819)	(3,036,986)
Net Loss	$(1,308,174)	$(2,919,775)

Revenues

We generated $1,121,676 in revenues for the three months ended March 31, 2023 compared to $721,629 revenues in the three months ended March 31, 2022. As a result of the Covid-19 pandemic, revenues were depressed in the early part of 2022 and we are now experiencing a greater demand for our products.

Operating Expenses and Other Income (Expense)

We had total operating expenses and other income and expense of $1,554,819 for the three months ended March 31, 2022 compared to $3,036,986 for the three months ended March 31, 2021.

Operating expenses for the three months ended March 31, 2023 were in connection with our daily operations as follows: (i) marketing expenses of $27,859; (ii) research and development of $33,148; (iii) legal and professional expenses of $611,689, consisting of corporate advisory services, annual report preparation fees and general corporate governance fees; (iv) rent and utilities of $55,655; (v) depreciation and amortization of $23,186; (vi) general and administrative expenses of $745,000, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense, compensation related to management transition agreements and other normal office and administration expenses; (vii) net interest expense of $58,183; and (viii) other expense of $99.

Operating expenses for the three months ended March 31, 2022 were in connection with our daily operations as follows: (i) marketing expenses of $39,385; (ii) research and development of $103,025; (iii) legal and professional expenses of $514,491, consisting of corporate advisory services, annual report preparation fees and general corporate governance fees; (iv) rent and utilities of $40,293; (v) depreciation and amortization of $25,378; (vi) general and administrative expenses of $1,151,361, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense, compensation related to management transition agreements and other normal office and administration expenses; (vii) stock based compensation of $105,000; (viii) net interest expense of $20,713 (ix) other expense of $37,340 and (x) impairment of a secured promissory note of $1,000,000.

Income/Losses

Net losses were $1,308,174 and $2,919,775 for the three months ended March 31, 2023 and 2022, respectively.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Off Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities.”

Liquidity and Capital Resources

The Company is in commercialization mode, while continuing to pursue the development of its next generation products as well as new products that are being developed.

We generally require cash to:

●	launch sales initiatives,

●	fund our operations and working capital requirements,

●	develop and execute our product development and market introduction plans,

●	fund research and development efforts, and

●	pay any expense obligations as they come due.

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OUR BUSINESS

Summary

Jupiter Wellness, Inc. (collectively, “Jupiter Wellness,” the “Company,” “we,” “us” or, “our”) is a diversified company supporting health and wellness through the research and development of over-the-counter (OTC) products and intellectual property. The Company is in the early stage of developing, manufacturing, distributing, and marketing a diverse line of consumer products and OTC products to address a range of conditions, including hair loss, eczema, vitiligo, and sexual wellness.

Organizational History

Jupiter Wellness was originally incorporated in the State of Delaware on October 24, 2018. The principal business address is 1061 E. Indiantown Rd., Suite. 110, Jupiter, FL 33477.

Description of Business

Company Overview

Jupiter Wellness is committed to supporting health and wellness by developing innovative solutions to a range of conditions. We take pride in our research and development of over-the-counter (OTC) products and intellectual property, which aim to address some of the most prevalent health and wellness concerns today. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema creams, vitiligo solutions, and sexual wellness products, that cater to different health and wellness needs. We are dedicated to staying up-to-date with the latest scientific research and technology, ensuring that our products are effective, safe, and meet the highest industry

To achieve our mission, we rely on a team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes scientists, researchers, product developers, and business experts who collaborate to create new products and enhance existing ones. We also partner with industry leaders and organizations to leverage the latest technologies and expand our reach.

We generate revenue through various channels, including the sales of our OTC and consumer products, as well as licensing royalties. Our products are available through various retailers and e-commerce platforms, making them accessible to a broad customer base. Additionally, we collaborate with other companies to license our intellectual property, creating additional revenue streams and expanding our global presence.

We signed agreements to license JW-700 to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. Taisho plans on launching the product commercially in 2024. In India, the Company signed an agreement with Cosmofix Technovation Pvt Ltd and Sanpellegrino Cosmetics to license its JW-700 and Photocil products. Additional licensing opportunities for these products are being pursued primarily in overseas markets.

Products Roadmap

The Company is advancing several formulations to address psoriasis and vitiligo (Photocil), increase the effectiveness of minoxidil to treat hair loss (JW-700 “minoxidil booster”), women’s sexual wellness (JW-500), and jellyfish sting prevention sunscreen (NoStingz), and atopic dermatitis/eczema (JW-110).

Photocil was launched commercially in India in Q3 2022 as a treatment for vitiligo and psoriasis. Photocil is a topical cream that works with natural sunlight to provide patients with safe and effective phototherapy at home by blocking harmful radiation and permitting the passage of therapeutic UV radiation from the sun.

NoStingz provides an effective barrier against the stinging mechanism of jellyfish cnidocyte preventing the delivery of venom to the victim. Applied like other topical sun screen products, the product is clinically proven to protect users from jellyfish, sea lice, and UVA/UVB rays.

JW-700, currently being licensed abroad and developed for US launch, the product has been clinically shown to increase the enzymes needed for minoxidil to work, sulfotransferase enzymes, by using the product topically in conjunction with topical minoxidil. Additional studies and formulation work are ongoing.

JW-500 was born out of clinical trials designed to establish a topical treatment for the restoration of nipple sensitivity for breast augmentation patients, in addition to patients who had undergone chemotherapy or lumpectomy surgery following a cancer diagnosis. During early studies, women reported not only increased sensitivity but also increased libido. The Company plans to file for a pre-IND meeting with the US FDA and seek Orphan Drug Designation. An expedited 505(b)(2) regulatory pathway for development is being considered as the current formulation contains an already approved drug.

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Research and Development

Our research and development team in continually looking to develop new therapeutic products, while continually improving and enhancing our existing products and product candidates to address customer demands and emerging trends. Our team is currently working to further improve the protection provided by NoStingz and develop more effective formulas for our JW-700 product.

Sales and Marketing

We primarily sell our products through third-party physical retail stores and partners who license and distribute them to other markets. Currently, our products are licensed for distribution in over 31 countries. The majority of our sales occur via traditional physical retailers, including their websites. We also sell via online retailers, such as Amazon and Walmart. To drive loyalty, word-of-mouth marketing, and sustainable growth, we invest in customer experience and customer relationship management. Our marketing investments are directed towards driving profitable growth through advertising, public relations, and brand promotion activities, including digital platforms, sponsorships, collaborations, brand activations, and channel marketing. Additionally, we continue to invest in our marketing and brand development efforts by investing capital expenditures on product displays to support our channel marketing via our retail partners.

Manufacturing, Logistics and Fulfillment

We outsource the manufacturing of our products to contract manufacturers, who produce them according to our formulation specifications. Our products are manufactured by contract manufacturers in India and the US. The majority of our products will then be shipped to third-party warehouses and to our corporate offices, which can either transport them to our distributors, retailers, or directly to our customers. Our third-party warehouses are located in the US. We use a limited number of logistics providers to deliver our products to both distributors and retailers, which allows us to lessen order fulfillment time, cut shipping costs, and improve inventory flexibility.

SRM Entertainment

On November 30, 2020, we entered into and closed the Exchange Agreement with SRM, a Hong Kong Special Administrative Region of the People’s Republic of China limited company and wholly owned subsidiary of Vinco, and SRM Shareholders, pursuant to which we acquired 100% of the SRM Common Stock from the SRM Shareholders in exchange for 200,000 shares of the Company’s common stock, the resale of which is subject to a leak out provision and escrow of 50,000 shares of the Company’s common stock. Upon closing, and pursuant to the Exchange Agreement, the Company delivered the 150,000 shares of its common stock to SRM and placed 50,000 shares in escrow (“Escrow Shares”). Pursuant to the Exchange Agreement, the Company released the Escrow Shares in 2021. Pursuant to the Exchange Agreement, the Company assumed all of the financial obligations of SRM, as well as its employees and offices. As a result of the Exchange Agreement, SRM became a wholly-owned subsidiary of the Company.

SRM has relationships with and supplies the amusement park industry with exclusive products such as toys, lights, fans and other items that are sold in amusement parks. SRM has developed, manufactured and supplied the amusement park industry with exclusive products that are often only available to consumers inside the relevant amusement park, entertainment venues and theme hotels in Orlando Florida, Beijing China, Japan and other places throughout the worldwide theme park industry. SRM has developed unique products in conjunction with suppliers of products for core licensed items for major well-known brands, themes, characters, and movies.

Products developed by SRM are generally shipped directly to the theme park without warehousing at the Company’s facilities. SRM does not have long-term agreements with its customers, and instead develops products on an item-by-item basis subject to purchase orders from its customers.

Through SRM, the Company additionally intends to seek to sell its sun care products in amusement parks and related beach-adjacent properties such as cruise lines and ocean resorts. We are currently pursuing the sale of its jellyfish protection sun care products for sale in these locations.

Proposed Spin Off of SRM Entertainment, Inc.

We intend to effect a simultaneous distribution of a portion of our shares of SRM to our stockholders and certain warrant holders as of a date to be determined (the “Record Date”). Specifically, we intend to distribute of one share of SRM common stock for every 17 shares held as of the Record Date. Certain warrants issued in our July 2021 offering (the “July Warrants”) provide that if the Company does a spin off to all of its stockholders, while such warrants are outstanding, they will be entitled to the same distribution as our stockholders. Accordingly, the holders of the July Warrants will be entitled to the same distribution as our stockholders, so that such warrant holders shall receive one share of common stock of SRM for every 17 July Warrants held by them on the Record Date. In total, we will distribute a total of 2,00,000 shares of SRM common stock held by the Company. Simultaneously, SRM intends to effect an initial public offering of approximately 1,800,000 shares of its common stock. Our distribution of the SRM shares is subject to the consummation of the initial public offering and the listing of SRM’s common stock on the Nasdaq Capital Market. There can be no assurance that the IPO will be successfully consummated and that Nasdaq listing will occur and accordingly there can be no assurance that the distribution will be affected.

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In the event that the distribution and initial public offering occurs, the SRM business of the Company will be operated separately. As contemplated, the Company will approximately 45% of SRM and will not be able to consolidate the operations of SRM and the Company. This will result in a significant reduction of the Company’s revenues as approximately 98% of the Company’s revenues in the year ended December 31, 2022 were derived from the SRM business. The remaining 4,500,000 shares of SRM held by the Company will be treated as an investment. As part of the initial public offering, the Company will agree not to sell any of its SRM shares for a period of six months following the SRM initial public offering. There can be no assurance of how the separation of the SRM business, if accomplished, will affect the value of our common stock.

Tax Consequences of the Distribution of SRM Stock to Stockholders and Warrant Holders.

The tax consequences of the spin-off of the SRM stock to our stockholders and warrant holders are described below. In the discussion below, a “U.S. holder” is a person excluded from the definition of “Non-U.S. Holder” as set forth below under “Material Federal Income Tax Consideration”, and a “Non-U.S. holder” is a person as defined therein.

Tax consequences to stockholders who are U.S. Holders.

The spin-off will be a taxable event to stockholders who are U.S. Holders. Such stockholders will be treated as receiving a dividend distribution. The amount of the distribution will be the value of the SRM stock on the distribution date. To the extent that the amount of the distribution is made out of our current and accumulated earnings and profits (if any), it will generally be taxable to a stockholder as ordinary dividend income on the date that it is actually or constructively received. Dividends paid to corporate stockholders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to non-corporate stockholders generally will constitute “qualified dividends” subject to tax at the maximum tax rate accorded to long-term capital gains (and subject also to the investment income tax).

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits for a taxable year, it will first be treated as a tax-free return of capital, reducing the stockholder’s adjusted tax basis in our stock (but not below zero); to the extent the amount of the distribution exceeds the stockholder’s tax basis in our stock, the excess will be taxed as capital gain recognized on a sale or exchange. The gain or loss will be long-term capital gain or loss if the stockholder’s holding period in our stock is more than one year (and subject to the investment income tax).

The basis in the SRM stock received by a stockholder will equal the fair market value of the SRM stock on the date of the distribution. The holding period in the SRM stock will begin the day after the distribution.

Tax consequences to warrant holders who are U.S. Holders.

The tax consequences of the spin-off to warrant holders is less certain but the IRS has indicated in private letter rulings (which have no precedential value) that in similar transactions the warrant holders’ warrants should be treated as stock for purposes of the spin-off and that, accordingly, the tax consequences for warrant holders are the same as for stockholders.

Tax consequences to stockholders or warrant holders who are Non-U.S. Holders.

For stockholders who are Non-U.S. Holders, the distribution of SRM stock will generally constitute a dividend distribution, taxable as such, to the extent paid from our current or accumulated earnings and profits (if any). Such distributions generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless the Non-U.S. Holder establishes that it qualifies for a reduced rate of withholding under an applicable income tax treaty. Non-U.S. Holders should be aware that, if they are subject to withholding on the distribution by us of the SRM stock, and if they do not provide the cash needed to enable us to remit the withholding tax, we may have to raise the cash by selling some of the SRM stock that would otherwise be delivered to them.

If the distribution exceeds a Non-U.S. Holder’s share of our current and accumulated earnings and profits, the excess will generally be treated as an amount received on a taxable disposition of our stock. Gain realized by a Non-U.S. Holder on the deemed taxable disposition of our stock generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition (and certain other conditions are met).

For warrants holders who are non-U.S. Holders, the tax consequences of the spin-off are less certain but, as discussed above under “Tax consequences to warrant holders who are U.S. Holders”, the IRS has indicated that those tax consequences are the same as for stockholders who are Non-U.S. Holders.

Stockholders and warrant holders who are Non-U.S. Holders will, with respect to the spin-off, be subject to the standard rules concerning certification of status and information reporting that, under various U.S. withholding and reporting regulations, apply to all foreign persons investing in U.S. companies, and they should consult their own tax advisors about the impact of those rules on them.

EACH U.S. AND NON-U.S STOCKHOLDER AND WARRANT HOLDER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE PARTICULAR CONSEQUENCES OF THE SPIN-OFF TO IT, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Tax Consequences of the Spin-off to Jupiter.

The spin-off will also be a taxable event to us. We will recognize taxable gain in an amount equal to the excess of the fair market value of the SRM stock distributed over our tax basis therein. We may utilize certain of our net operating losses, if any, to offset a portion of such gain.

Our Competitive Strengths

We are committed to driving continuous improvement through innovation. Since our inception, we have made significant investments in research and development and have acquired a substantial portfolio of intellectual property, which continues to grow each year. Our commitment to innovation has allowed us to create unique products that address unmet needs in the market, all backed by rigorous clinical research. Our focus on research and development has enabled us to stay ahead of the curve and provide our customers with products that are not only effective but also innovative. We take pride in our patent portfolio and the continuous growth we have achieved, as it showcases our dedication to creating new and unique solutions for our customers. By staying committed to innovation, we are confident in our ability to meet the ever-changing needs of the market and continue to be a leading player in the wellness industry.

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Our Growth Strategies

Key elements of our growth strategy include:

●	To capitalize on our market opportunity, we have assembled an ambitious long-term roadmap to introduce products crafted to meet the unique needs of each of our customers. We plan to develop products across multiple categories, with a focus on continuously improving the customer experience to increase sales to both new and existing customers alike.

●	We are highly focused on finding and growing potential customers through distribution channels such as retail stores, e-commerce portals, and direct relationships with care providers such as dermatologists in the US, while expanding our direct-to-consumer approach and leveraging current channel partnerships.

●	We intend to forge innovative, strategic partnerships with a variety of stakeholders, ranging from established industry leaders to ambitious startups. Our goal is not only to broaden our reach, but to maximize the potential of our existing solutions and to create value-added opportunities across the entire partner ecosystem.

●	We intend to grow our brand equity by increasing brand awareness in existing geographic markets, diversifying our product offerings, and developing our partner ecosystem. Furthermore, we will look to expand our reach and drive higher household penetration rates in our current markets.

●	Explore uncharted international markets, utilizing current licensees to tap into untested territories. We will create tailored strategies and resources to accommodate the unique requirements of each of these new markets, taking a proactive approach to reach regions that have historically been difficult to breach and expand our global presence.

Competition

Competitors may include major pharmaceutical and biotechnology companies, as well as specialist consumer brands companies and public and private research institutions. We cannot be certain that we will be able to compete against current or future competitors, or that competitive pressure will not seriously harm our business prospects. These competitors may be able to react faster to market changes, respond more rapidly to new regulations, or allocate greater resources to the development and promotion of their products than we can.

Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves to increase their ability to rapidly gain market share. Given the rapid changes affecting the global, national, and regional economies in general and cannabis-related medical research and development in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Time-to-market is an important factor in our industry, and our success will depend on our ability to develop innovative products that will be accepted by patients as efficient and helpful to use.

Our success will also depend on our ability to respond quickly to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure to adequately anticipate or respond to such changes could have a material effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

What sets us apart in the marketplace is our clinical trials approach (double-blinded, placebo-controlled trials) that have demonstrated the clinical efficacy of our topical products.

Intellectual Property

Safeguarding our intellectual property is a critical component of our business, and we take necessary measures to protect it. We rely on a blend of patent, trademark, copyright, and trade secret laws, as well as contractual obligations like confidentiality agreements, licenses, and intellectual property assignment agreements to establish and defend our exclusive rights. To control access to our proprietary information, we enforce a policy that mandates our staff, contractors, consultants, and other third parties to sign confidentiality and proprietary rights agreements. Although these laws, procedures, and limitations offer some level of protection, they may not entirely shield our intellectual property rights from being challenged, invalidated, infringed upon, or misused. There is also no assurance that we will succeed in any patent infringement claims made against third parties. In addition, the laws of certain countries may not grant the same level of protection to proprietary rights as the laws of the United States, which could limit our ability to safeguard our proprietary technology in some jurisdictions.

Human Capital

We are committed to producing exceptional therapeutic products for our customers, and our employees play a crucial role in realizing this vision. To keep advancing innovative products and remain competitive in our fast-paced and fiercely competitive market, it is essential that we attract and retain talented and skilled employees. To achieve this goal, we endeavor to provide a compensation and benefits package that is competitive, cultivate a culture of inclusivity where everyone feels supported and empowered to excel, and create opportunities for our staff to contribute to their communities and make a positive social impact.

As of December 31, 2022, we had ten full-time employees, including Chief Executive Officer Brian S. John, Chairman and Chief Scientific Officer, Dr. Glynn Wilson, and Chief Financial Officer, Douglas McKinnon.

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Properties

Currently, we do not own any real property. We rent office space at 1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477 for $15,038 per month. The Company entered into the office lease effective July 1, 2021, which has a primary term of the lease of five years with one renewal option for an additional three years.

Available Information

We aim to provide our stakeholders with transparent and timely information on our company’s performance. As such, we offer free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any changes made to those reports filed or furnished under Sections 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, through our website. We make these reports available as soon as reasonably feasible after submitting them electronically to the SEC.

The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Research and Development

The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

The Company incurred research and development expenses of $1,637,117 and $1,079,362 for the years ended December 31, 2022 and 2021, respectively.

On July 12, 2021, we entered into a clinical trial research agreement (the “Clinical Trial Research Agreement”) with Applied Biology, Inc. (“AB”). Under the Clinical Research Agreement, AB will design, manage and conduct a head-to-head study of JW-101 compared to EUCRISA (crisaborole ointment 2%) for the treatment of Eczema (the “Study”). An interim analysis is expected.

As previously reported in a Current Report on Form 8-K filed with the SEC on December 14, 2021, the Company, entered into a stock purchase agreement (the “Original Purchase Agreement”), which was later amended and restated (the “Purchase Agreement”), and reported in a Current Report on Form 8-K filed with the SEC on January 13, 2022 (the “January 13th Disclosure”), with Next Frontier Pharmaceuticals, Inc. (“Next Frontier Pharmaceuticals”), a Delaware corporation, and certain of its affiliates (the “Next Frontier Affiliates”, and together with “Next Frontier Pharmaceuticals”, the “Next Frontier Parties”), pursuant to which the Company planned to acquire Next Frontier Pharmaceuticals (the “Acquisition”). The Purchase Agreement contained conditions to close that were not met by the Next Frontier Parties, including delivery of financial statement. As such, on February 17, 2022, without consummating the Acquisition, Next Frontier Pharmaceuticals delivered to the Company a letter pursuant to which Next Frontier Pharmaceuticals terminated the Purchase Agreement (the “Termination Date”). Considering the aforementioned termination, the Company did not effectuate the Transactions, including the distribution of shares of SRM to the Company’s stockholders, as was contemplated in the Purchase Agreement and previously disclosed in the January 13th Disclosure.

As of the Termination Date, an indebtedness balance in an aggregate amount totaling $11.2 million, which was previously advanced by the Company to the Next Frontier Parties under those certain Secured Promissory Note, dated December 8, 2021 (the “December 2021 Note”), and Secured Promissory Note, dated January 7, 2022 (the “January 2022 Note,” collectively with the December 2021 Note as the “NFP Notes”), is owed and outstanding. The December 2021 Note has a maturity date of June 8, 2022, and the January 2022 Note has a maturity date of July 7, 2022, or otherwise when due. In March 2022, the Company issued a Notice of Default on the NFP Notes. As a result, the Company has determined that the NFP Notes have been impaired and has taken an impairment charge of $10,000,000 against the 2021 earnings and $1,000,000 against the 2022 earnings.

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Government Regulation

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016, the DEA, U.S. Department of Agriculture, and the FDA issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the passage of the Farm Bill will allow us to expand our marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so were deemed to be illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture or USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeat offenses.

One of the goals of the Agricultural Act of 2014 was to generate and protect research into hemp. The Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

Our products are tested each time they are manufactured. All contracted labs used by the Company to manufacture our products are compliant with the FDA’s Current Good Manufacturing Practice (“CGMP”) regulations in accordance with 21 CFR 210/211 (required for Over-the-Counter drug products). Each of the Company’s contracted Labs has self-imposed health and safety standards to ensure compliance with the FDA’s CGMPs.

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FDA Regulation of Hemp Extracts

The FDA is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow-on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. We may in the future file an IND with the FDA for our JW-100 product in the event the pending provisional patent on an Aspartame/CBD combination is approved. As of the date hereof, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is a safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to generally change its position concerning products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD may be subject to regulation.

Some of our products contain controlled substances as defined in the Controlled Substances Act (CSA). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA.

Despite recent approvals by the FDA and DEA for a newly approved medication which contains cannabidiol (CBD), the scheduling of these substances, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market our products. Any such setback in our pursuit of regulatory approval would have a material adverse effect on our business and prospects.

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FDA Regulation of CBD

On June 25th, 2018 the US Federal Drug Administration (FDA) approved Epidiolex. Epidiolex is the first and only FDA-approved prescription cannabidiol (CBD). It is approved to treat seizures associated with Lennox-Gastaut syndrome (LGS), Dravet syndrome, or tuberous sclerosis complex (TSC) in patients 1 year of age and older. Accordingly, the FDA has designated CBD as a drug and the need for all marketed products to follow FDA guidelines for safety and efficacy. It is not yet clear how this will affect thousands of CBD products already on the market given the multitude of state and local regulations that cover this field.

Recent Development

On June 4, 2021, the Company filed a registration statement on Form S-1 (File No. 333- 258005) which was declared effective on June 21, 2021, for the sale or other disposition from time to time by the selling shareholders identified in the prospectus of up to 1,050,002 shares of Common Stock consisting of up to 525,001 Common Stock, at a $4.54 share price, which may be issued upon the conversion of convertible promissory notes issued in May 2021, and up to 525,001 Common Stock, at a $6.00 share price, which may be issued upon the exercise of outstanding warrants.

Pursuant to a registration statement on Form S-1 (File No. 333- 258005) which was declared effective on June 21, 2021 (the “June Registration Statement”) the Company undertook a firm commitment offering (the “Offering”) of shares of our common stock (“Common Stock”), par value $0.001 per share. With a combined public offering price of each share of Common Stock and Company Warrant (as defined below) of $2.80, a total of 11,066,258 shares (the “Company Offering Shares”) and 11,607,142 warrants (the “Company Warrants”) to purchase 11,607,142 shares were registered. In addition a total of 540,884 shares were offered by the Company selling stockholder. As part of the compensation, the Company also issued 442,650 warrants to Aegis Capital Corp. to purchase 442,650 shares.

On January 20, 2022 the Company received a letter from Nasdaq stating that, because the Company made the Share Grants not pursuant to the 2021 Equity Plan despite them considered to be S-8 eligible, Nasdaq had determined that the Company did not comply with Listing Rule 5635(c). It was brought to our attention that 180,000 shares of common stock, out of the total 1,020,000 shares of common stock to consultants (the “Consulting Share Awards”) that were issued to three consultants, Greentree Financial (100,000 shares), Inc., L&H Inc. (20,000 shares), and Tee 2 Green Enterprises, Ltd. (60,000 shares), during the relevant period (the “Share Grants”), should have been issued pursuant to the 2021 Equity Plan because the Share Grants were considered to be S-8 eligible. As a result, the inadvertent issuance of the Share Grants to the mentioned-above three consultants was not made in compliance with Listing Rule 5635(c). The Company subsequently notified Nasdaq that the Board has approved the reallocation of the Share Grants to be accounted for as if they were originally issued under the 2021 Equity Plan, and has made the corresponding change to the Company’s books and records. However, since the 2021 Equity Plan has previously been exercised in full, to allow for the reallocation of the Share Grants under the 2021 Equity Plan, on January 17, 2022, the Board determined that 100,000 options that have previously been issued under the 2021 Equity Plan to Brian John, and 100,000 options issued to Dr. Glynn Wilson be cancelled, a revocation to which Messrs. John and Wilson have agreed. Following the remedial measures, on January 20, 2022, the Company was informed that the Company has regained compliance with the Rule and that this matter is now closed.

On January 19, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 8,631,574 common stock warrants (the “PIPE Offering”) at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants,”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering. Concurrently to the PIPE Agreement, the Company entered into ot a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”). The Common Stock was issued pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333-267644) and declared effective on November 9, 2022. The aggregate gross proceeds to the Company from both the PIPE Offering and the RD Offering were approximately $4.1 million, with the purchase price of one share, one 3-year warrant and one 5-year warrant as $0.95.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our Common Stock and warrants currently trade on Nasdaq under the symbols “JUPW” and “JUPWW”, respectively.

The last reported high and low sales price for our shares and warrants on Nasdaq as of May 10, 2023 was $0.42 and $0.38, respectively. As of May 10, 2023 we had 26,654,675 shareholders of record.

Dividend Policy

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. No dividends may be declared or paid on our common shares, unless a dividend, payable in the same consideration or manner, is simultaneously declared or paid, as the case may be, on our shares of preferred stock, if any.

Issuance of Securities

On December 30, 2022, the Company granted the directors and officers of the Company options to purchase shares of common stock. The table below shows the options granted to each director and officers, and their respective terms.

Name	Options	Exercise Price	Term
Brian S John	1,050,000	$0.836	Five years from the grant date
Dr. Glynn Wilson	1,050,000	$0.7600	Five years from the grant date
Douglas McKinnon	500,000	$0.7600	Five years from the grant date
Christopher Melton	50,000	$0.7600	Five years from the grant date
Dr. Skander Fani	50,000	$0.7600	Five years from the grant date
Nancy Torres Kauffman	50,000	$0.7600	Five years from the grant date
Gary Hermann	50,000	$0.7600	Five years from the grant date

In addition to the directors and officers, on December 30, 2022, the Company granted 100,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Markita Russell, Paul Jones and Zachary Greave, each. The company also granted 50,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Messers. Michelle Basantes, George Hall, and Dr. Hector Alia.

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MANAGEMENT

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position(s)
Brian S. John	53	Chief Executive Officer and Director
Douglas McKinnon	72	Chief Financial Officer
Dr. Glynn Wilson	73	Chairman and Chief Science Officer
Dr. Skender Fani	82	Director
Nancy Torres Kaufman	40	Director
Christopher Marc Melton	49	Director
Gary Herman	57	Director
Dr. Hector Alila	68	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Brian S. John, Chief Executive Officer and Director, is one of our founders and has served as our Chief Executive Officer since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida. In August 2015, Mr. John voluntarily petitioned the United States Bankruptcy Court in the Southern District of Florida (case #15-24036-PGH) for personal bankruptcy under Chapter 7 of the United States bankruptcy Code. The debtor, Mr. John, was discharged in February 19, 2016 and the matter was terminated in April 2017. There were no allegations of fraud made in the proceedings.

Douglas O. McKinnon, Chief Financial Officer, has served as our Chief Financial officer since August 15, 2019. Mr. McKinnon has served as the Chief Executive Officer of AppYea, Inc. since March 2016. Mr. McKinnon has served as a director of Surna, Inc. since March, 2014 and as Surna’s Executive Vice President and Chief Financial Officer since April, 2014. Prior to Surna, Inc., Mr. McKinnon served as Chief Executive Officer of 1st Resource Group, Inc. for four years. Mr. McKinnon’s 35+ year professional career includes financial, advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, cannabis and communications. He has served in C-level positions in both private and public sectors, including Chairman and CEO of an American-Stock-Exchange traded company, VP - Chief Administrative Officer of a $12-billion market cap Nasdaq-traded company for which the management team raised over $2.2 billion, CFO of several publicly-held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises. As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly traded institutional backed companies. Additionally, Mr. McKinnon has extensive merger and acquisition, and turnaround experience.

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Dr. Glynn Wilson, Chairman and Chief Science Officer, has served as one of our directors since November 2018. Mr. Wilson was appointed our Chairman and Head of Research and Development on October 15, 2019. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October, 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization. Dr. Wilson has a Ph. D. in Biochemistry and conducted medical research at The Rockefeller University, New York. Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations.

Nancy Torres Kaufman, Director, has served as one of our directors since January 2021. Ms. Kaufman is the Chairman and CEO of Beacon Capital LLC, a New York family office, recently relocated to Jupiter, Florida. Ms. Kaufman officially founded Beacon Capital as her family office and investment platform in 2010 with a focus on investing in life sciences businesses globally. In 2003, Nancy started a mortgage correspondent lending company called Wall St. Mortgage, a first and second lien corresponding lender and brokerage company which book and operations she sold to Countrywide in 2006. In 2004, she joined the investment banking boutique Violy & Co and focused increasingly on her first passion, life sciences. Nancy is a Cuban born and raised entrepreneur focused on bringing venture impact philanthropy into the life science and healthcare space. She left Cuba 1994 for the US unaccompanied as a 14-years old. In 1999, Nancy was awarded a full academic scholarship to the College of St. Elizabeth, consisting of an accelerated medical program with UMDNJ for a Bachelor of Science Major in Biology with a Chemistry minor. Nancy also entered the Women’s Leadership Program at Yale School of Management in 2020.

Christopher Marc Melton, Director, has served as one of our directors since August 2019. Mr. Melton has served as director of SG Blocks, Inc. since November of 2011 and currently serves as the Audit Committee Chairman. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran in excess of $1 Billion book in media, telecom, and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $1 Billion plus in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. Mr. Melton is Principal and co-founder of Callegro Investments, a specialist land investor. He currently serves on several Public and Private Boards as well as Chairman of the Audit Committee of a Nasdaq listed company.

Dr. Skender Fani, Director, has served as one of our directors since September 9, 2022. Dr. Fani is the Chairman of Otis Elevator-Austria, Heim GmbH, a substantial real estate company in Vienna, Austria, and Polster GmbH, a leading public relations and sports management company in Germany and Austria. He also serves as Chairman of LOOS Bar GmbH in Vienna, Austria. Dr. Fani is a corporate lawyer in Austria and throughout the E.U. specializing in sports, entertainment, and business law. For the past 40 years, he has represented numerous top sports and entertainment personalities throughout Europe. He has been the personal advisor to presidents and owners of Europe’s top soccer teams, including MAGNA-Vienna, FC Barcelona, AS Roma, and Red Bull-Salzburg. He is the past Chairman of Rapid-Vienna, one of Europe’s most prestigious and historic soccer clubs.

Dr. Hector Alila, was recently appointed back to the board. Dr. Alila brings 30 years of demonstrated scientific experience in product development and successful management leadership in the biopharmaceutical industry. He is the Founding President and Chief Executive Officer of Esperance Pharmaceutical Inc. (Houston, Texas). Esperance is a clinical-stage biopharmaceutical company that has successfully developed a novel targeted cancer therapeutics currently in clinical development. Prior to Esperance, he served as Senior Vice President of Drug Development at Protalex, Inc. (New Hope, PA), where he led the development of a drug currently in clinical trials for the treatment of autoimmune diseases. He was Vice President of Product Development at Cell Pathways, Inc. (Horsham, PA) where he was responsible for the development of cancer drugs. He was the Director of Biology/pharmacology at GeneMedicine, Inc. (The Woodlands, Texas), were led the product development of gene medicines. He also held several research, product development, and management positions at SmithKline Beecham Pharmaceuticals. He obtained his Ph.D. degree from Cornell University.

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Term of Office

Our Board is elected annually by our stockholders. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Board Composition

Director Independence

Our business and affairs are managed under the direction of our Board, which consist of seven members. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors, subject to certain exceptions. In addition, Nasdaq rules require that each member of a listed company’s audit, compensation and nominating and governance committees be independent, subject to certain phase-ins for newly-public companies. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Ms. Kaufman and Messrs. Melton, Kaufman and Fani do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporative Governance Committees. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or removal from the Board or until otherwise determined by our Board.

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Audit Committee

Our audit committee consists of Mr. Melton, Mr. Alila and Ms. Kaufman, with Mr. Melton serving as the chairman. Our Board has determined that Mr. Melton is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Messrs. Melton, Alila and Herman with Mr. Herman serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
●	reviewing and recommending that our Board approve the compensation of our directors;
●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Melton and Dr Wilson with Dr Wilson serving as the chairman. The functions of the nominating and governance committee will include:

●	identifying and recommending candidates for membership on our Board;
●	including nominees recommended by stockholders;
●	reviewing and recommending the composition of our committees;
●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
●	making recommendations to our Board concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

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Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on the most significant risks we face our general risk management strategy, and also ensures that risks we undertake are consistent with our Board’s appetite for risk. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Our amended and restated bylaws provide our Board with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer. The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings, presides over meetings of the Board and tries to reach a consensus on Board decisions. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Code of Ethics

We have adopted a code of ethics and conduct applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of that code is attached as Exhibit 14.1 to the Registration Statement of which this prospectus forms a part thereof. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Corporate Governance Guidelines

We have adopted a corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board and Chief Executive Officer and Chief Financial Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is attached hereto as Exhibit 14.2 to the Registration Statement of which this prospectus forms a part thereof.

Involvement in Certain Legal Proceedings

To our knowledge, except as set forth in the biography of Brian John, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2022.

Changes in and Disagreements with Accountants

For the fiscal years ended December 31, 2021 and 2022, we did not have a change in, or any disagreement with, our independent registered public accountants on any matter of accounting principles, practices or financial statement disclosure.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

At December 31, 2020, the Company had a total of $525,000 plus accrued interest of $32,856 due on convertible promissory notes. In January 2021, the Company received conversion notices from all of the note holders to convert the $525,000 principal balance of its convertible promissory notes plus $35,489 accrued interest through the date of conversion, into 186,832 shares of the Company’s common stock ($3.00 per share conversion price). The shares were issued in January 2021.

At December 31, 2021, the Company had invested $2,908,300 in Jupiter Wellness Sponsor LLC (“JWSL”), a limited liability company formed for the purpose of sponsorship of Jupiter Wellness Acquisition Corp. (“JWAC”), a special purpose acquisition company (“SPAC”) and an affiliate. Mr. Brian John is the managing member of JWSL and Chief Executive Officer of JWAC.

On November 3, 2021, JWAC filed a registration statement (“IPO”) with the Securities and Exchange Commission with an initial funding of $100M. On December 6, 2021 the IPO was deemed effective. The total amount raised in the IPO was $138 million.

As a result, at December 31, 2022, JWSL holds 1,437,500 Founders shares of JWAC and 288,830 Private Placement Units of JWAC.

42

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation was paid to our principal executive officer and our two other most highly compensated executive officers during the fiscal years indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	All Other Compensation ($)(4)		Total Compensation ($)
Brian S. John(1)(5)	2022	$250,000	$293,122	$		$	$		$543,122
Chief Executive Officer	2021	$200,000	$43,122		$33,333	$		$20,000	$296,455

Richard Miller(2)	2022	$175,000	$218,122	$		$	$		$393,172
Former Chief Compliance Officer	2021	$151,042	$43,122		$16,667	$		$20,000	$124,000

Dr. Glynn Wilson(3)(5)	2022	$150,000	$150,000	$		$	$		$300,000
Chairman of the Board and Chief Science Officer	2021	$—	$—		$200,000	$		$20,000	$204,000

1.	Mr. John was appointed as Chief Executive Officer on October 28, 2018.
2.	Mr. Miller is no longer an officer of the Company.
3.	Dr. Wilson was appointed as a director in November 2018 and as Chairman on October 15, 2019.
4.	Each were paid $20,000 in Director fees in 2022.
5.	Mr. Brian and Dr. Wilson both received 1,050,000 5-year options to purchase the Company’s common stock at an exercise price of $0.84 and $0.76 per share, respectively. The options are “out-of-the-money” and no value is reflected in the table.

Employment Agreements with Named Officers

On February 1, 2020, we entered into a written employment agreement with Brian John, pursuant to which Mr. John shall serve as our Chief Executive Officer (the “John Employment Agreement”). The John Employment Agreement has an initial term from February 1, 2020 through January 1, 2021, and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. John shall be paid a salary of $150,000 (the “Base Salary”) for the period commencing February 1, 2020 and ending January 1, 2021, with such Base Salary increasing by 10% for each renewal term. Mr. John shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. John, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. John’s death during the term of the John Employment Agreement, his Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. John’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive his Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event we terminate the John Employment Agreement without cause, Mr. John shall continue to carry out his responsibilities under the John Employment Agreement for one month and shall be paid his normal Base Salary. In addition, upon such termination without cause, we shall pay Mr. John a lump sum equal to his entire remaining Base Salary under the John Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the John Employment Agreement attached hereto as Exhibit 10.8, during the term of the John Employment Agreement, Mr. John shall have the right to terminate the John Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. John shall be entitled to the same compensation as if the John Employment Agreement was terminated without cause.

43

On August 5, 2019 (the “McKinnon Execution Date”), we entered into a written employment agreement with Douglas McKinnon, pursuant to which Mr. McKinnon shall serve as our Chief Financial Officer (the “McKinnon Employment Agreement”). Pursuant to the McKinnon Employment Agreement, we shall grant Mr. McKinnon up to 300,000 shares of our Common Stock, whereby 100,000 shares shall be granted to Mr. McKinnon and vest on the McKinnon Execution Date, either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the first anniversary of the McKinnon Execution Date, and either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the second anniversary of the McKinnon Execution Date. The McKinnon Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. McKinnon shall be paid a salary in an amount commensurate with his position and responsibilities at similar companies, subject to the mutual agreement between us and Mr. McKinnon. In the event we terminate the McKinnon Employment Agreement without cause, we shall pay to Mr. McKinnon his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Mr. McKinnon, Mr. McKinnon shall have the option to terminate the McKinnon Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the McKinnon Employment Agreement plus an additional one-year period. During 2020, Mr. McKinnon was issued 200,000 shares of the Company’s common stock representing the 100,000 shares due for 2019 and 100,000 shares due for 2020.

Effective June 1, 2021, the McKinnon Employment Agreement was amended to increase Mr. McKinnon’s base salary to $150,000, annual 10% increase in base salary and options for 2022 and 2023 and effective December 6, 2021 if Mr. McKinnon is terminated either Voluntarily or Involuntarily other than for Cause, including but not limited to (i) a Change of Control or Attempted Change of Control, (ii) material merger or other material business combination, (iii) change of Board of Directors or Executive Officers or (iv) or other events as set forth in the respective Employment Agreement, the Employee is entitled to all compensation remaining to be paid during the then-current term of the Employment Agreement or one year whichever is greater plus an additional two-years.

Employment Agreements with Senior Management

On October 15, 2019, (the “Wilson Execution Date”), we entered into a written employment agreement with Dr. Glynn Wilson, pursuant to which Dr. Wilson shall serve as our Chairman of the Board and Chief Scientific officer (the “Wilson Employment Agreement”). Pursuant to the Wilson Employment Agreement, we shall grant Dr. Wilson up to 800,000 shares of our common stock, whereby 300,000 shares shall be granted to Dr. Wilson and vest on the Wilson Execution Date, either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the first anniversary of the Wilson Execution Date, and either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the second anniversary of the Wilson Execution Date. The Wilson Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. In the event we terminate the Wilson Employment Agreement without cause, we shall pay to Dr. Wilson his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more.

Effective June 1, 2021, the Wilson Employment Agreement was amended to increase Mr. Wilson’s base salary to $150,000, annual 10% increase in base salary and options for 2022 and 2023 and effective December 6, 2021 if Mr. Wilson is terminated either Voluntarily or Involuntarily other than for Cause, including but not limited to (i) a Change of Control or Attempted Change of Control, (ii) material merger or other material business combination, (iii) change of Board of Directors or Executive Officers or (iv) or other events as set forth in the respective Employment Agreement, the Employee is entitled to all compensation remaining to be paid during the then-current term of the Employment Agreement or one year whichever is greater plus an additional two-years

During 2020, Dr. Wilson was issued 500,000 shares of the Company’s common stock representing the 300,000 shares due for 2019 and 200,000 shares due for 2020.

44

Stock Incentive Plan

On July 27, 2021 and December 14, 2021, our Board of Directors and majority shareholders, respectively, approved the Jupiter Wellness, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), to be administered by the our Compensation Committee. Pursuant to the 2021 Plan, we are authorized to grant options and other equity awards to officers, directors, employees and consultants. The purchase price of each share of common stock purchasable under an award issued pursuant to the 2021 Plan, shall be determined by our Compensation Committee, in its sole discretion, at the time of grant, but shall not be less than 100% of the fair market of such share of common stock on the date the award is granted, subject to adjustment. Our Compensation Committee shall also have sole authority to set the terms of all awards at the time of grant. Pursuant to the 2021 Plan, a maximum of 3,500,000 shares of our common stock shall be set aside and reserved for issuance, subject to adjustments as may be required in accordance with the terms of the 2021 Plan.

On September 14, 2022, the Board of Directors adopted the 2022 Equity Incentive Plan (the “Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity-linked awards to officers, directors, consultants and others. The Board adopted the 2022 Equity Incentive Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2022 Equity Incentive Plan. Accordingly, the Board unanimously approved and adopted the 2022 Equity Incentive Plan, including authorization of the issuance of 4,000,000 shares of the Company’s common stock thereunder. Pursuant to the Plan, a maximum of 4,000,000 shares of our common stock shall be set aside and reserved for issuance, subject to adjustments as may be required in accordance with the terms of the Plan.

On December 30, 2022, the Company, in connection with the Plan, granted the directors and officers of the Company options to purchase shares of common stock. The table below shows the options granted to each director and officers, and their respective terms.

Name	Options	Exercise Price	Term
Brian S John	1,050,000	$0.836	Five years from the grant date
Dr. Glynn Wilson	1,050,000	$0.7600	Five years from the grant date
Doug McKinnon	500,000	$0.7600	Five years from the grant date
Christopher Melton	50,000	$0.7600	Five years from the grant date
Dr. Skander Fani	50,000	$0.7600	Five years from the grant date
Nancy Torres Kauffman	50,000	$0.7600	Five years from the grant date
Gary Hermann	50,000	$0.7600	Five years from the grant date

In addition to the directors and officers, on December 30, 2022, the Company granted 100,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Markita Russell, Paul Jones and Zachary Greave, each. The company also granted 50,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Michelle Basantes, George Hall, and Dr. Hector Alia.

Outstanding Equity Awards at Fiscal Year-End

In connection with the employment agreements described above, Mr. McKinnon, our CFO, and Dr. Wilson, our Chairman, were granted 100,000 shares and 300,000 shares, respectively, of our common stock during the year ended December 31, 2019 which were not issued as of December 31, 2019 and issued in 2020. Additionally, in connection with the employment agreements, Mr. McKinnon and Dr. Wilson were granted 100,000 shares and 200,000 shares, respectively, of our common stock during the year ended December 31, 2021. During 2020, Mr. McKinnon and Dr. Wilson were issued 200,000 and 500,000 shares of the Company’s common stock, respectively.

There were no outstanding equity awards as of December 31, 2022.

45

Director Compensation

The following table sets forth the amounts paid to Directors during the years ended December 31, 2022 and 2021.

Directors	2022	2021
Brian John	$-	20,000
Dr. Skender Fani	$20,000	0
Glynn Wilson	$-	20,000
Hector Alila	$20,000	20,000
Nancy Torres Kaufman	$20,000	20,000
Christopher Melton	$20,000	20,000
Gary Herman	$20,000	-
	$100,000	100,000

Agreements with Directors

On February 25, 2019 (the “Alila Execution Date”), we entered into an independent director’s agreement with Dr. Hector Alila, pursuant to which Dr. Alila shall serve as one of our directors (the “Alila Agreement”). Pursuant to the Alila Agreement, we shall pay Dr. Alila $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Alila an option to purchase 33,330 shares of our common stock on the Alila Execution Date and for each additional year Dr. Alila serves as a director (the “Alila Options”). The Alila Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On March 13, 2019 (the “Glynn Execution Date”), we entered into an independent director’s agreement with Timothy Glynn, pursuant to which Mr. Glynn shall serve as one of our directors (the “Glynn Agreement”). Pursuant to the Glynn Agreement, we shall pay Mr. Glynn $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Glynn an option to purchase 50,000 shares of our common stock on the Glynn Execution Date and for each additional year Mr. Glynn serves as a director (the “Glynn Options”). The Glynn Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election. Mr. Glynn resigned from the board of directors, effective January 15, 2021.

On July 29, 2019 (the “Melton Execution Date”), we entered into an independent director’s agreement with Christopher Melton, pursuant to which Mr. Melton shall serve as one of our directors and our Audit Committee Chairperson (the “Melton Agreement”). Pursuant to the Melton Agreement, we shall pay Mr. Melton $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Melton an option to purchase 33,000 shares of our common stock on the Melton Execution Date and for each additional year Mr. Melton serves as a director (the “Melton Options”). The Melton Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On January 20, 2021 (the “Kaufman Execution Date”), we entered into an independent director’s agreement with Nancy Torres Kaufman, pursuant to which Ms. Kaufman shall serve as one of our directors and one of our audit committee members (the “Kaufman Agreement”). Pursuant to the Kaufman Agreement, we shall pay to Ms. Kaufman as director’s fee of $20,000 per annum. Additionally, we issued to Ms. Kaufman an option to purchase 20,000 shares of our common stock on the Kaufman Execution Date and for each additional year she serves as a director (the “Kaufman Options”). The Kaufman Options shall have a three (3) year term, an exercise price equal to the current market price of the Company’s common stock on the date of issuance, and shall be issued on each anniversary date of her election.

On March 1, 2022 (the “Gary Execution Date”), we entered into an independent director’s agreement with Gary Herman, pursuant to which Mr. Herman shall serve as one of our directors (the “Gary Agreement”). Pursuant to the Gary Agreement, we shall pay Mr. Herman $20,000 per annum. Additionally, we shall issue to Mr. Herman an option to purchase 20,000 shares of our common stock on the Gary Execution Date and for each additional year Mr. Herman serves as a director (the “Gary Options”). The Gary Options shall have a three (3) year term and an exercise price of the closing market price of the date of issuance and shall be issued on the first date of each anniversary.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group beneficially owning more than 5% of any class of voting securities; (ii) our directors, and; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group as of May 11, 2023. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address of all listed stockholders is c/o Jupiter Wellness, Inc., 1061 E. Indiantown Rd #110, Jupiter, FL 33477.

	Shares of		% of Shares of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name of Beneficial Owner	Owned		Owned
Directors and Officers:

Brian S. John
Chief Executive Officer and Director	4,945,050		14.11%

Doug McKinnon
Chief Financial Officer	1,311,194		3.74%

Richard Miller
Beneficial 5% owner	1,638,294		4.68%

Glynn Wilson
Chairman and Head of Research and Development	3,086,194		8.81%

Dr. Hector Alila
Director	174,990	(1)	0.50%

Nancy Kaufman
Director	95,000	(2)	0.27%

Christopher Melton
Director	141,000	(3)	0.40%

Skender Fani	172,000	(4)	0.49%
Director

Jason Roth	250,000		0.71%
Chief Operating Officer

All officers and directors (8 persons)	11,863,722		33.86%

(1) Includes 1744,990 shares issuable upon exercise of options.

(2) Includes 95,000 shares issuable upon exercise of options.

(3) Includes 141,000 shares issuable upon exercise of options.

(4) Includes 141,000 shares issuable upon exercise of options.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

47

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws are summaries and are qualified by reference to the second amended and restated certificate of incorporation and the amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding

As of May 5, 2023, there were 26,654,675 shares of our common stock outstanding.

Voting rights

Subject to the rights granted to holders of any preferred stock issued by us, each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Subject to the rights granted to holders of any preferred stock issued by us, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Subject to the rights granted to holders of any preferred stock issued by us, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Under the terms of our second amended and restated certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

48

Warrants

During 2018 and 2019, the Company conducted a private placement in which it entered into individual subscription agreements with certain investors for the sale of units at a price per unit of $0.25, with each unit consisting of one share of common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.50 per share. During the fourth quarter of 2018, we sold 958,000 units. During the year ended December 31, 2019, we sold 200,000 additional units. As of September 30, 2020, the total amount of warrants outstanding was 1,158,000. In November 2020, all of these warrants were exercised.

During 2020, the Company issued a total of 1,123,333 warrants, with each warrant to purchase one share of common stock, consisting of 1,073,333 warrants issued in connection with the Company’s initial public offering at an exercise price of $8.50 per share, expiring in October 2025, and 50,000 warrants issued in connection with the Endorsement Agreement with Tee-2-Green at an exercise price of $3.90, expiring in November 2025.

During 2021, the Company issued 525,001 warrants in relation to loans amounting $3,150,006 to the Company issued by the investors. As of the date of this prospectus there are 1,648,334 warrants outstanding.

During the year ended December 31, 2022, the Company issued a total of 2,260,000 warrants with an exercise price of between $1.00 and $2.79 and five year terms in connection with two convertible promissory notes, and during 2021 in connection with the issuance of three convertible promissory notes, the Company issued 525,000 warrants with an exercise price of $6.00 and five-year term (see Note 10).

The following tables summarize all warrants outstanding as of December 31, 2022 and 2021, and the related changes during the period.

Exercise price is the weighted average for the respective warrants and end of period.

	Number of	Exercise
	Warrants	Price
Stock Warrants
Balance at December 31, 2020	1,123,333	$8.30
Warrants issued in connection with Convertible Notes (see note 7)	525,000	6.00
Warrants issued in connection with the Public offering	12,049,792	2.82
Balance at December 31, 2021	13,698,125	3.24

Warrants issued in connection with Convertible Notes (see note 7)	1,460,000	2.79
Warrants issued in connection with Convertible Notes	800,000	1.00
Balance at December 31, 2022	15,958,126	$3.19

Warrants Exercisable at December 31, 2022	15,958,126	$3.19

Options

During 2020, certain Directors and a consultant were granted stock options to purchase a total of 211,330 additional shares of the Company’s common stock. The options have a three-year term with an exercise price between $0.25 and $4.49. On January 25, 2021, the Company issued 20,000 options with an exercise price of $5.59 (market price) and a three-year term to Nancy Kaufman, as a new director. On February 25, 2021 the Company issued 33,330 options, pursuant to Dr. Alila’s agreement, with an exercise price of $0.25 with a three-year term. The relative fair value of the 2020 options using the Black-Scholes valuation model totals $75,645. As of March 31, 2021, the Company had 355,990 options outstanding. Subsequent to March 31, 2021, the Company issued 251,526 options to its officers.

On December 30, 2022, the Company, in connection with the 2022 Equity Incentive Plan, granted the directors and officers of the Company options to purchase shares of common stock. The table below shows the options granted to each director and officers, and their respective terms.

Name	Options	Exercise Price	Term
Brian S John	1,050,000	$0.836	Five years from the grant date
Dr. Glynn Wilson	1,050,000	$0.7600	Five years from the grant date
Doug McKinnon	500,000	$0.7600	Five years from the grant date
Christopher Melton	50,000	$0.7600	Five years from the grant date
Dr. Skander Fani	50,000	$0.7600	Five years from the grant date
Nancy Torres Kauffman	50,000	$0.7600	Five years from the grant date
Gary Hermann	50,000	$0.7600	Five years from the grant date

In addition to the directors and officers, on December 30, 2022, the Company granted 100,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Markita Russell, Paul Jones and Zachary Greave, each. The company also granted 50,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Michelle Basantes, George Hall, and Dr. Hector Alia.

During the year ended December 31, 2022 the Company entered into an Investor Relations Consulting Agreement under the terms of which the Company issued 300,000 two-year options, immediately vested, with an exercise price of $1.00. The Company recorded an expense of $142,169 in connection with this issuance.

The fair value of these warrants  was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

				Market
	Number			Price
	of	Term	Exercise	on Grant	Volatility		Fair
Reporting Date	Options	(Years)	Price	Date	Percentage		Value
			$0.25-	$3.78-
1/01/21 – 6/30/21	306,730	3	5.59	5.59	148 209	%-	$1,244,179
7/1/21-9/30/21	777,220	5	$1.77	$1.58	127%		$816,158
10/01/21 – 12/31/21	3,300,000	3	$1.30	$1.30	129%		$2,983,393
01/01/22	300,000	2	$1.00	$0.80	126%		$142,169
12/30/2022	3,250,000	3	$0.76	0.76	166%		$2,026,122

During the year ended December 31, 2022, the Company cancelled a total of 211,000 options to management and reallocated these to cover shares of the Company’s stock to be issued under the Company’s Incentive Stock Plan.

During the year ended December 31, 2022, the Company recognized $2,048,270 as compensation expense related to the option grants. At December 31, 2022 and 2021, the Company had 8,134,280 and 4,584,280 options outstanding, respectively.

Private Placement of Warrants

On January 19, 2023, the Company entered into the PIPE Agreement with certain purchasers, for the issuance of 8,631,574 common stock warrants comprising of two common stock warrants, each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 warrants being immediately exercisable for two and one-half years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 warrants being immediately exercisable for four and one-half years following 6 months from the closing of the PIPE Offering.

Pursuant to the PIPE Agreements, registration rights agreement and the Warrants we agreed to file the registration statement of which this prospectus forms a part with the SEC and to cause such registration statement to become effective as promptly as practicable after filing, and are required to cause such registration statement to remain effective until the Common Stock offered hereby have been sold or may be freely sold without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

49

Anti-Takeover Effects

Our second amended and restated certificate of incorporation and amended and restated bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our second amended and restated certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our second amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our amended and restated bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

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Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than three (3) nor more than seven (7) directors. Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our second amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

The affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles Two, Seven, Eight and Nine of our Second Amended and Restated Certificate of Incorporation.

Our amended and restated bylaws may be amended or repealed and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

Listing

Our Common Stock and warrants are listed on Nasdaq under the symbols “JUPW” and “JUPWW”, respectively.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our Common Stock offered in this offering is VSTOCK Transfer, LLC.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the investors in the PIPE Agreements and those issuable to the investor upon exercise of the Warrants. For additional information regarding the issuances of those underlying shares of Common Stock and Warrants see “Private Placement of Warrants” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the underlying shares of Common Stock and the Warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned each of the by the selling stockholders, based on its ownership of the Warrants, as of January 19, 2023, assuming exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. As of May 5, 2023, 26,654,675 shares of the Company’s’ common stock were issued and outstanding.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale the maximum number of shares of Common Stock issuable upon exercise of the related Warrants, determined as if the Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
District 2 Capital Fund LP(1)	315,789	631,578	315,789
Bigger Capital fund, LP(2)	315,789	631,578	315,789
Intracoastal Capital LLC(3)	933,316	526,316	407,000
Armistice Capital, LLC(4)	3,302,631	2,105,262	2,250,000
Hudson Bay Master Fund Ltd.(5)	526,314	526,314	0
Sabby Volatility Warrant Master Fund, Ltd.(6) (7)	1,643,569	4,210,526	1,643,569

(1)	The share are beneficially owned by Michael Bigger as the Managing Member of District 2 Capital Fund LP
(2)	The share are beneficially owned by Michael Bigger as the Managing Member of Bigger Capital fund, LP
(3)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.
(4)	Consists of 4,355,262 shares issuable upon the exercise of the warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022
(5)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities
(6)	Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.
(7)	This does not includes 535,000 shares of common stock issuable upon exercise of warrants.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock and Warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

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Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of common stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

54

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;
●	a “controlled foreign corporation” for U.S. federal income tax purposes;
●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or
●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

55

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

Our financial statements for the years ended December 31, 2021 and 2022 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

INTERESTS OF NAMED EXPERTS AND COUNSELS

None of the named experts or legal counsel (i) was employed on a contingent basis or (ii) owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Registration Statement on Form S-1 with the Commission with respect to the Common Stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including our exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We are be subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. If our Common Stock is never registered under the Exchange Act, following the effectiveness of the Registration Statement of which this Prospectus forms a part we will have to comply with certain reporting requirements under the Exchange Act (including the periodic reporting requirements, but excluding the proxy/information statement requirements) until at least the beginning of the fiscal year following the fiscal year in which the Registration Statement of which this Prospectus forms a part became effective.

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), which we have already filed with the SEC:

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with Securities and Exchange Commission (“SEC”) on May 12, 2023;
●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with Securities and Exchange Commission (“SEC”) on April 3, 2023;
●	Our Current Reports on Form 8-K, filed with the SEC on November 18, 2022, December 05, 2022, December 20, 2022, December 30, 2022, January 25, 2023, March 06, 2023, April 14, 2023, and May 5, 2023; and
●	The description of our common stock in our Registration Statement on Form S-1/A filed with the Commission on July 18, 2019, and amended on October 26, 2020.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Jupiter Wellness, Inc.

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

57

JUPITER WELLNESS, INC.

Condensed Consolidated Balance Sheets as of March 31, 2023 (Unaudited) and December 31, 2022 (Audited)	F-19

Condensed Consolidated Statements of Operations for the Three-Months Ended March 31, 2023 and 2022 (Unaudited)	F-20

Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Three-Months Ended March 31 2023 (Unaudited) and year ended December 31, 2022 (Audited)	F-21

Condensed Consolidated Statements of Cash Flows for the Three-Months Ended March 31, 2023 and 2022 (Unaudited)	F-22

Notes to the Consolidated Financial Statements (Unaudited)	F-23

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Jupiter Wellness, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Jupiter Wellness, Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered net losses from operations in current and prior periods and has a working capital deficiency, as a result of obligations becoming due within one year, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Investments

As discussed in the notes to the financial statements, the Company has an equity method investment in an unconsolidated entity.

Auditing management’s valuation of the assets and analysis of the classification of the investment and potential impairment involves significant judgements and estimates.

To evaluate the appropriateness of the Company’s classification of the investment and analysis of impairment, we evaluated management’s significant judgments and estimates.

Other Assets

As discussed in the notes to the financial statements, the Company issued a note receivable to an unrelated party for future acquisitions that had not closed as of period end.

Auditing management’s valuation of the assets and analysis of potential impairment involves significant judgements and estimates to determine if the note is collectible and that there should or should not be an impairment taken.

To evaluate the appropriateness of the Company’s analysis of impairment, we evaluated management’s significant judgments and estimates.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

April 3, 2023

F-2

Condensed Consolidated Balance Sheets

As of December 31, 2022 and 2021

	Year ended	Year ended
	December 31,	December 31,
	2022	2021

Assets
Cash	$1,931,068	$11,754,558
Inventory	441,404	304,266
Account receivable	647,530	695,319
Prepaid expenses and deposits	814,114	617,302
Investment in affiliates	2,917,373	2,908,300
Total current assets	6,751,489	16,279,745

Right of use assets	643,977	797,311
Intangible assets, net	291,533	364,417
Intellectual property	-	375,000
Goodwill	941,937	941,937
Fixed assets, net	61,827	109,055
Total assets	$8,690,763	$18,867,465

Liabilities and Shareholders’ Equity

Accounts Payable	$1,927,188	$1,242,928
Convertible notes, net of discounts	2,000,000	-
Current portion of lease liability	164,170	118,102
Accrued liabilities	366,619	160,508
Covid - 19 SBA Loan	47,533	47,547
Total current Liabilities	4,505,510	1,569,085

Long-term portion lease liability	519,659	695,961
Total liabilities	5,025,169	2,265,046

Preferred stock, $0.001 par value, 100,000 shares authorized of which none are issued and outstanding Common stock, $.001 par value, 100,000,000 shares authorized, of which 22,388,888 and 24,046,001 shares issued and outstanding as of December 31, 2022 and 2021	22,339	24,046
Additional paid-in capital	53,763,929	51,668,019
Common stock payable	477,000	285,000
Accumulated deficits	(50,597,674)	(35,374,646)
Total Shareholders’ Equity	3,665,594	16,602,419

Total Liabilities and Shareholders’ Equity	$8,690,763	$18,867,465

The accompanying notes are an integral part of these unaudited financial statements.

F-3

Condensed Consolidated Statement of Operations

For the Years Ended December 31, 2022 and 2021

	Years Ended
	December 31,
	2022	2021
Revenue
Sales	$6,196,743	$2,876,273
Cost of Sales	5,170,386	2,340,788
Gross profit	1,026,357	535,485

Operating expense
General and administrative expenses	12,516,279	17,306,651
Impairment of Intangibles	1,450,000	300,000
Impairment of Secured Promissory Note	1,000,000	10,000,000
Total operating expenses	14,966,279	27,606,651
Other income / (expense)
Interest income	1,718	7,323
Interest expense	(1,286,368)	(1,736,106)
Other income / (expense)	1,544	699,704
Total other income (expense)	(1,283,106)	(1,029,079)

Net (loss)	$(15,223,028)	$(28,100,245)

Net (loss) per share:
Basic	$(0.69)	$(1.69)

Weighted average number of shares
Basic	22,106,703	16,603,788

The accompanying notes are an integral part of these unaudited financial statements.

F-4

Condensed Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2022 and 2021

					Common	Additional
	Treasury Shares		Common Stock		Stock	Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Payable	Capital	Deficits	Total

Balance, December 31, 2020	-	-	10,655,833	$10,656	$-	$11,657,286	$(7,274,401)	$4,393,541

Common stock issued in public offering	-	-	11,066,258	11,066	-	28,307,248	-	28,318,314
Common Stock issued for intellectual property	-	-	125,175	125	-	524,875	-	525,000
Common stock issued upon conversion of notes	-	-	186,832	187	-	560,309	-	560,496
Common stock issued for services	-	-	1,789,496	1,790	285,000	4,054,193	-	4,340,983
Common stock issued upon exercise of cashless options	-	-	222,407	222	-	(222)	-	-
Contributed capital	-	-	-	-	-	70,818	-	70,818
Fair value of Stock options granted to Officers and Directors	-	-	-	-	-	5,046,982	-	5,046,982
Fair value of warrants and beneficial conversion feature in connection with convertible promissory Notes	-	-	-	-	-	1,446,530	-	1,446,530
Net Loss	-	-	-	-	-	-	(28,100,245)	(28,100,245)
Balance, December 31, 2021	-	-	24,046,001	$24,046	$285,000	$51,668,019	$(35,374,646)	$16,602,419
Shares issued for services	-	-	925,000	925	-	861,200	-	862,125
Treasury shares purchased	2,825,617	(2,880,045)	(2,825,617)	(2,825)		2,825	-	(2,880,045)
Treasury shares cancelled	(2,825,617)	2,880,045	-	-	-	(2,880,045)	-	-
Shares issued in connection with convertible promissory note	-	-	250,000	250	-	277,250	-	277,500
Fair value of warrants issued and issue discounts with convertible note	-	-	-	-	-	1,644,184	-	1,644,184
Stock options issued for services	-	-	-	-	-	142,169	-	142,169
Management common shares cancelled	-	-	(56,496)	(57)	-	57	-	-
Common stock to be issued for services	-	-	-	-	192,000	-	-	192,000
Fair value of Stock options granted to Officers and Directors	-	-	-	-		2,048,270	-	2,048,270
Net Loss	-	-	-	-	-	-	(15,223,028)	(15,223,028)
Balance, December 31, 2022	-	$-	22,338,888	$22,339	$477,000	53,763,929	$50,597,674)	$3,665,594

The accompanying notes are an integral part of these financial statements.

F-5

Condensed Consolidated Statement of Cash Flows

For the Years Ended December 31, 2022 and 2021

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss)	$(15,223,028)	$(28,100,245)
Stock Based compensation	3,244,564	9,387,965
Fair value of warrants issued for loan extension	937,209	-
Depreciation & Amortization	95,805	187,917
Amortization of debt discount	1,104,477	1,604,030
Amortization of intangible asset	425,000	-
Gain on sale of asset	(3,702)	-
Gain on extinguishment of debt	-	(34,499)
Bad debt expense	-	7,513
Gain on settlement	-	(669,200)
Intangible asset impairment	1,450,000	300,000
Impairment of secured promissory note	1,000,000	10,000,000

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Due from third party	-	-
Prepaid expenses and deposits	(196,812)	(447,721)
Right of Entry asset	153,334	102,252
Accounts receivable	47,789	(401,398)
Inventory	(137,138)	(78,342)
Accounts payable	684,260	554,093
Accrued liabilities	152,536	81,471
Lease liability	(130,234)	(86,481)
Legal fees	-	25,000
Net cash (used in) operating activities	(6,395,942)	(7,567,645)

Cash flows from investing activities:
Purchase of fixed assets	(14,991)	(88,297)
Cash paid for Intellectual property	-	(150,000)
Cash loaned to affiliate	-	(2,908,300)
Cash loaned to a third party	(1,000,000)	(10,000,000)
Cash paid for research agreement	(1,500,000)	-
proceeds from sale of asset	43,000	-
Net cash (used in) investing activities	(2,471,991)	(13,146,597)

Cash flows from financing activities:
Proceeds from public offering	-	28,318,314
Proceeds from convertible debt	1,880,000	2,967,500
Repayment of convertible debt	-	(3,150,000)
Capital contribution	-	70,818
Purchase of Treasury Stock	(2,880,045)	-
Loan to affiliate	(9,073)	-
Borrowing on debt	241,272	-
Payment on debt	(187,711)	-
Net cash (used in) provided by financing activities	(955,557)	28,206,632

Net increase (decrease) in cash and cash equivalents	(9,823,490)	7,492,390

Cash and cash equivalents at the beginning of the period	11,754,558	4,262,168

Cash and cash equivalents at the end of the period	$1,931,068	$11,754,558
	-
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash items:
Common stock issued in connection with promissory notes	$277,500	$560,496
Fair value of warrants issued and beneficial conversion feature in connection with convertible promissory notes	$706,977	$1,446,530
Cancellation of shares issued to management	$57	$-
Treasury shares cancelled	$2,880,045	$-
Cashless exercise of options	$-	$222
Initial ROU asset and lease liability	$-	$870,406
Fair value of shares issued for capitalized intellectual property	$-	$525,000

The accompanying notes are an integral part of these unaudited financial statements

F-6

Notes to Financial Statements

For the Years Ended

December 31, 2022 and 2021

Note 1 - Organization and Business Operations

Jupiter Wellness, Inc. (the “Company”) was formed on October 24, 2018 as CBD Brands, Inc. under the laws of the State of Delaware, and is headquartered in Jupiter, Florida. The Company is a cutting-edge developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics addresses indications including eczema, burns, herpes cold sores, and skin cancer. We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with CBD.

Going Concern Consideration

As of December 31, 2022 and 2021, the Company had an accumulated deficits of $50,597,674 and $35,374,646, respectively, and cash flow used in operations of $6,395,942 and $7,567,645 for the years ended December 31, 2022 and 2021. The Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans. As of December 31, 2022, the Company had $1,931,068 in cash and working capital of $2,245,979. These conditions have raised doubt about the Company’s ability to continue as a going concern as noted by our auditors, M&K CPAS, PLLC.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Jupiter Wellness, Inc., a Florida corporation, Magical Beasts, LLC, a Nevada limited liability company and SRM Entertainment, Limited, a Hong Kong private limited company. All intercompany accounts and transactions have been eliminated.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-7

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of December 31, 2022.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting. During the year ended December 31, 2022, The Company determined that certain of our inventory items were either slow moving, expired or discontinued. As a result, the Company write-off a total of $152,432 consisting of raw materials of $23,623, finished goods of $123,094 and packaging of $5,715.

Investments Held-to-Maturity

Investments that the Company’s management has the “positive intent and ability” to hold through maturity are classified and accounted for as hold-to-maturity investments (“HTM”). HTM investments are carried at amortized cost in the financial statements. For investments classified as HTM, no unrealized gains and losses will be recognized in financial statements.

Segment Reporting

The Company has two reportable segments: (i) sales and development of cannabidiol (CBD) based skin care and therapeutic products and (ii) sales of merchandise sold to theme parks.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

	For the Years
	Ended December 31,
	2022	2021
Numerator:
Net (loss)	$(15,223,028)	$(28,100,245)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	22,106,703	16,603,788
Denominator for diluted earnings per share	22,106,703	16,603,788
Basic (loss) per share	$(0.69)	$(1.69)
Diluted (loss) per share	$(0.69)	$(1.69)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or through a distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

F-8

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. At December, 2022 and 2021, the Company has recognized no additional allowance for doubtful collections.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

We conducted our annual impairment tests of goodwill as of December 31, 2022 and 2021. There was no impairment in the years ended December 31, 2022 and 2021.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, and non-compete agreements. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to twenty years. No significant residual value is estimated for intangible assets. We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

The Company’s evaluation of its long-lived assets resulted in an impairment expense of $1,450,000 and $300,000 during the years ended December 31, 2022 and 2021, respectively.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the years ended December 31, 2022 and 2021 and the cumulative translation gains and losses as of December 31, 2022 and 2021 were not material.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $1,637,117 and $1,079,362 for the years ended December 31, 2022 and 2021, respectively.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

F-9

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 tax year which would be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2022 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $7,110,329 less a valuation allowance in the amount of approximately $7,110,329. Due to the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2022.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 - Accounts Receivable

At December 31, 2022 and 2021, the Company had accounts receivable of $647,530 and $695,319.

Note 4 - Prepaid Expenses and Deposits

At December 31, 2022 and 2021, the Company had prepaid expenses and deposits of $814,114 and $617,302, respectively consisting primarily of deposits and prepayments on purchase orders.

F-10

Note 5 - Inventory

At December 31, 2022 and 2021, the Company had inventory of $441,404 and $304,266, consisting of finished goods, raw materials and packaging supplies. During the year ended December 31, 2022, The Company determined that certain of our inventory items were either slow moving, expired or discontinued. As a result, the Company write-off a total of $152,432 consisting of raw materials of $23,623, finished goods of $123,094 and packaging of $5,715.

Note 6 – Investment in Affiliate

At December 31, 2021, the Company had invested $2,908,300 in Jupiter Wellness Sponsor LLC (“JWSL”), a limited liability company formed for the sole purpose of sponsorship of Jupiter Wellness Acquisition Corp. (“JWAC”), a special purpose acquisition company (“SPAC”) and an unconsolidated subsidiary. Mr. Brian John, our CEO, is the managing member of JWSL and Chief Executive Officer of JWAC.

On November 3, 2021, JWAC filed a registration statement (“IPO”) with the Securities and Exchange Commission with an initial funding of $100M. On December 6, 2021 the IPO was deemed effective. The total amount raised in the IPO was $138m. JWAC has a vote scheduled on April 17,2023 on a potential merger.

At December 31, 2022, JWSL holds 1,437,500 Founders shares of JWAC and 288,830 Private Placement Units of JWAC for the benefit of the Company.

At December 31, 2022, the Company also had a $9,073 loan to an affiliate.

Note 7 – Note Receivable

On December 8, 2021, the Company issued a Secured Promissory Note (the “Note”) in the amount of $10,000,000 to Next Frontier Pharmaceuticals, Inc. (“NFP”) and entered into a Stock Purchase Agreement (“SPA”) for the Company to acquire NFP. The Note has a term of Nine months and interest at eight percent (8%). On January 6, 2022 the company issued an additional Secured Promissory Note to NFP under the same terms for up to $5,000,000, of which $1,000,000 was funded on January 7, 2022.

In February 2022, NFP terminated the SPA and in March 2022, the Company issued a Notice of Default on the NFP Note (see Subsequent Event Footnote 19). As a result, the Company has determined that the Notes have been impaired and has taken an impairment charge of $10,000,000 against the 2021 earnings and $1,000,000 against the 2022 earnings.

Note 8 - Intangible Assets

Magical Beasts

In connection with the acquisition of Magical Beasts (see Note 13 below), the Company allocated the purchase price to intangible assets as follows:

Tradenames & trademarks	$151,800
Customer base	651,220
Non-compete	154,500
Goodwill	308,690
$1,266,210

The Non-compete has an estimated life of two years, the Customer base has an estimated life of fifteen years and the Tradenames & trademarks and Goodwill have indefinite lives and will be reviewed at each subsequent reporting period to determine if the assets have been impaired. At December 31, 2020, Goodwill was analyzed by management, assisted by a third party valuation company, and determined that the Goodwill associated with the acquisition of Magical Beasts has been impaired and as a result the Company recognized a charge to earnings of $308,690 in the year ended December 31, 2020. Additionally, the Intangibles were analyzed by management, assisted by a third-party valuation company, and determined that the Intangible associated with the acquisition of Magical Beasts had also been impaired and as a result the Company recognized an additional charge to earnings of $731,628 in the year ended December 31, 2020. The balance of the Intangible Assets at December 31, 2020 attributable to Magical Beasts was $122,501.

During the first two quarters of 2021, the Company amortized $25,847 of the remaining Intangible Assets attributable to Magical Beasts. In the third quarter management determined that the balance of $96,654 had been impaired and was recognized as a charge to earnings. As of December 31, 2021, the Company had no remaining Intangible Assets attributable to Magical Beasts.

SRM Entertainment

In connection with the acquisition of SRM Entertainment, Limited (see Note 13 below), the Company allocated the purchase price to intangible assets as follows:

Distribution Agreements	$437,300
Goodwill	941,937
$1,379,237

The Distribution Agreements have an estimated life of six years and Goodwill has an indefinite life and will be reviewed at each subsequent reporting period to determine if the assets have been impaired.

Amortization for the years ended December 31, 2022 and 2021 was $72,884 and $72,883. The balance of the Intangible Asset (Distribution Agreements) at December 31, 2022 and 2021 was $291,533 and $364,417, respectively.

Licensing agreements

During the year ended December 31, 2021, the Company entered into two licensing agreements for the rights to use certain patented technologies. The Company paid a total of $675,000 for the rights, consisting of $150,000 in cash and $525,000 in shares of the Company’s common stock. In early 2022, the Company terminated one of the licensing agreements and as a result, the company considered the terminated license to be impaired and took a charge to of $300,000 to 2021 earnings. During 2022, the Company evaluated the remaining license agreement and determined that its carrying value had been impaired and took a charge of $375,000 to 2022 earnings. The balance of Intellectual property at December 31, 2022 and 2021 was $0 and $375,000, respectively.

F-11

Clinical Research Agreement

During the year ended December 31, 2022, the Company entered into a Clinical Research Agreement to research new treatments for post COVID-19 syndrome and symptoms and other projects which include treatments for respiratory diseases (such as influenza), herpes, eczema, and other skin indications. As of December 31, 2022, the Company had paid $1,500,000 of the approximate $3,000,000 budget. The payments are being amortized over 24 months, the respective term of the research. During 2022, the Company evaluated the remaining research agreement and determined that its carrying value had been impaired and took a charge of $1,075,000 to 2022 earnings The balance at December 31, 2022 was $0.

Note 9 – Financed Insurance Premiums

During the year ended December 31, 2022, the Company financed a total of $241,272 for its General Liability and Director & Officer insurance premiums over the twelve months coverage period. The average interest rate is 9.3%. At December 31, 2022 the outstanding balance had been paid.

Note 10 - Convertible Notes Payable – Related Parties

At December 31, 2020, the Company had a total of $525,000 plus accrued interest of $32,856 due on convertible promissory notes. In January 2021, the Company received conversion notices from all of the note holders to convert the $525,000 principal balance of its convertible promissory notes plus $35,496 accrued interest through the date of conversion, into 186,832 shares of the Company’s common stock ($3.00 per share conversion price). The shares were issued in January 2021.

The 2021 Notes:

In May 2021, the Company issued three Convertible Promissory Notes totaling $3,150,000 ($2,500,000, $500,000 and $150,000) (the “2021 Notes”). The 2021 Notes were issued with an Original Issue Discount (“OID”) of five percent (5%), a term of six months, an annual interest rate of eight percent (8%) and convertible into shares of the Company’s common stock at a conversion price of $6.00 per share. Additionally, the Company issued a total of 525,000 warrants in connection with the 2021 Notes. The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date as follows:

				Market
	Relative			Price
Reporting	Fair	Term	Exercise	on Grant	Volatility	Risk-free
Date	Value	(Years)	Price	Date	Percentage	Rate
05/10/2021	$1,026,300	5	$6.00	$4.27	299%	0.0080
05/05/2021	$203,532	5	$6.00	$4.21	299%	0.0080
05/19/2021	$62,033	5	$6.00	$4.30	312%	0.0089

During the year ended December 31, 2021, the 2021 Notes were paid in full in cash.

Total interest expense for the Company was $1,736,106 for the year ended December 31, 2021.

The Company recorded $604,031 related to the Convertible Promissory Notes during the year ended December 31, 2021, which included $157,500 of original issues discounts and $1,446,530 of warrant and beneficial conversion features expense related to the convertible notes.

The 2022 Notes:

On April 20, 2022, the Company entered into a $1,500,000 Loan Agreement and a $500,000 Loan Agreement (collectively the Agreements”). Pursuant to the Agreements, the Company issued two Convertible Promissory Notes in the principal amounts of $1,500,000 and $500,000 (the “2022 Notes”). In connection with the Notes the Company issued Common Stock Purchase Warrants for 1,100,000 shares and 360,000 shares of the Company’s common stock (the “Warrants”). The Notes originally had a maturity date of October 20, 2022, but has been extended to April 20, 2023. In connection with the 2022 Notes, the Company issued a total of 250,000 shares as origination shares valued at fair market value of $277,500. There is no beneficial conversion feature since the conversion price is grater then the fair value of the shares.

The 2022 Notes have an original issuance discount of five percent (5%), $10,000 in legal fees, an interest rate of eight percent (8%), and a conversion price of $2.79 per share, subject to an adjustment downward if the Company is in default of the terms of the Notes. The Warrants have a five (5) year term, an exercise price of $2.79 per share, have a cashless conversion feature until such time as the shares underlying the Warrants are included in an effective registration and certain anti-dilution protection.

The fair value of origination shares and warrants issued in connection with the 2022 Note totals $984,477.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date as follows:

			Market
			Price on
	Fair	Term	Exercise	Grant	Volatility	Risk-free
Reporting Date	Value	(Years)	Price	Date	Percentage	Rate

04/20/2022	$1,245,279	5	$2.79	$1.11	281%	0.0287

F-12

The following table sets forth a summary of the principal balances of the Company’s convertible promissory notes activity for the years and ended December 30, 2022:

Balance, December 31, 2020	$525,000
Conversions of Notes	(525,000)
2021 Notes	3,150,000
Cash payments on Notes	(3,150,000
Principal Balance, December 31, 2021	-
2022 Notes	2,000,000
Principal Balance, December 31, 2022	$2,000,000

Total interest expense for the year ended December 31, 2022 totaled $1,286,368 which includes $1,104,477 amortization of the origination shares and warrants discounts in connection with the 2022 Notes.

Note 11 - Note payable issued in acquisition

In connection with the Acquisition of Magical Beasts, LLC (see Note 12), the Company issued a non-interest bearing $1,000,000 promissory note (“Note”), due upon the earlier of i) the closing of a public offering or ii) December 31, 2020. The note has been valued at its discounted amount of $950,427. During the year ended December 31, 2020, the Company recognized $49,573 of interest expense for the accretion of the discount.

In August 2020, a Nevada court imputed a judgement of Ms. Whitley (the former owner of Magical Beasts, LLC) to Magical Beasts (see Note 14 Legal proceedings) and advised the Company that before paying any funds under the note to Ms. Whitley, the Company must first satisfy the judgement to the Plaintiff. In October 2020, the Company, Ms. Whitley and the Plaintiff in the judgement action against Ms. Whitley reached an agreement whereby Ms. Whitley agreed that of the $1,000,000 payable to Ms. Whitley, the first $336,450 would be paid to the Plaintiff which the Company has paid in full with a cash payment of $300,000 and the issuance of 8,500 shares of its common stock leaving a balance of $691,500 at December 31, 2020.

In January 2021, the Company entered into an Omnibus Amendment to the original Purchase Agreement (see Note 15) which satisfied the Company’s obligation on the Note. As a result, the Company recognized gain of $669,200 in the extinguishment of debt.

Note 12 – Covid-19 SBA Loans

During the year ended December 31, 2020, the Company applied for and received $28,878 under the Federal Paycheck Protection Program (“PPP”) and $55,700 under the Economic Injury Disaster Loan Program (“EIDL”), both of which are administered through the Small Business Administration (“SBA”). Under the guidelines of the PPP, the SBA will forgive loans if all employee retention criteria are met, and the funds are used for eligible expenses. During 2021, the PPP loans were forgiven, resulting in a gain of $34,499, and the SBA notified the Company that the terms of the EIDL are a term of 30 years and an interest rate of 3.75%. The balance of the EIDL at December 31, 2022 was $47,533.

Note 13 - Capital Structure

Common Stock - The Company is authorized to issue a total of 100,000,000 shares of common stock with par value of $0.001 and 100,000 shares of preferred stock with par value of $0.001. At December 31, 2022 and 2021, there were 22,388,888 and 24,046,001 shares of common stock issued and outstanding, respectively, and no shares of preferred stock were issued and outstanding.

Year ended December 31, 2021 issuances:

Conversion of Convertible Promissory Notes:

During the year ended December 31, 2021, the Company converted $525,000 of convertible promissory notes and accrued interest of $35,496 into 186,832 shares of its common stock. The Notes were converted per the terms of the respective Notes and the Company did not recognize any gain or loss on the conversion. (see Note 8 – Convertible Promissory Notes).

Exercise of Cashless Stock Options

During the year ended December 31, 2021, a former Director of the Company exercised a portion of his stock options under the cashless provisions and was issued 47,470 shares of the Company’s stock, an officer of the Company exercised a portion of his stock options under the cashless provisions and was issued 15,884 shares of the Company’s stock and Ms. Whitley (see Note 14) exercised her stock options under the cashless provisions and was issued 159,053 shares of the Company’s stock.

F-13

Shares issued for services

During the year ended December 31, 2021, the Company entered into twelve Consulting Agreements under the terms of which the Company issued 1,422,000 shares of its common stock. The shares were issued at their respective fair value based on the Company’s Nasdaq closing price of the shares on the date of the agreements. Additionally, the Company issued 367,496 shares of its common stock to employees. The Company recognized a total of $4,340,983 as stock-based compensation in the year ended December 31, 2021.

Shares issued for Intellectual Property

During the year ended December 31, 2021, the Company entered into two license agreements for the use of certain patented technology under the terms of which the Company issued a total of 125,175 shares of its common stock valued at a total of $525,000 and paid an additional $150,000 in cash. The total $675,000 is carried as Intellectual properties on the balance sheet of the Company. The shares were issued at their respective fair value based on the Company’s Nasdaq closing price of the shares on the date of the agreements. These agreements were determined to be impaired and $375,000 and $300,000 were written of in the years ended December 31, 2022 and 2021, respectively.

Shares issued in Public Offering

In July 2021, the company closed an underwritten public offering (the “Offering”) of 11,066,258 shares (the “Company Offering Shares”) of common stock, par value $0.001 per share and warrants (the “Company Warrants”) to purchase up to 11,607,142 shares of Common Stock. The Warrants will be exercisable immediately upon issuance with an exercise price of $2.79 per share and will expire on the fifth anniversary of the original issuance date. The net proceeds from the Offering, after deducting underwriting discounts and commissions and Offering expenses, were $28,318,314, which includes net proceeds from partial exercise of the underwriter’s option to purchase 442,650 Company Warrants.

Year ended December 31, 2022 issuances and cancellations:

Shares issued for services

During the year ended December 31, 2022, the Company entered into six Investor Relations Consulting Agreement under the terms of which the Company agreed to issue 925,000 shares of its common stock. The shares were valued at their respective fair value based on the Company’s Nasdaq closing price of the shares on the date of the agreements. The Company recognized a total of $1,054,125 as stock-based compensation during the year ended December 31, 2022 for these issuances. As of December 31, 2022, the Company had not issued 300,000 of these shares which are included in common stock payable.

Treasury Shares

In November 2021, the Company engaged Oppenheimer & Co. to repurchase shares of the Company’s common stock from the public market. At December 31, 2021, Oppenheimer had not repurchased any of the Company’s securities and as of December 31, 2022 Oppenheimer had purchased 2,825,617 shares of the Company’s common stock at a total costs of $2,880,045 (average of $1.02 per share). As of December 31, 2022, the Company had cancelled all of the repurchased shares.

Shares issued in connection with Convertible Promissory Note

On April 20, 2022, the Company entered into a $1,500,000 Loan Agreement and a $500,000 Loan Agreement (collectively the Agreements”). Pursuant to the Agreements, the Company issued two Convertible Promissory Notes in the principal amounts of $1,500,000 and $500,000. In connection with these Notes, the Company issued a total of 250,000 shares as origination shares valued at fair market value of $277,500.

Management Return and Cancellation of Shares

On September 28, 2022 the Company received a letter from Nasdaq stating that, because the Company made certain share issuances outside of a shareholder approved equity compensation plan, Nasdaq had determined that the Company did not comply with Listing Rule 5635(c). On July 26, 2022, the Company submitted a final compliance plan to Nasdaq consisting of the following corrective actions: (1) on July 20, 2022, the Company’s four executive officers (Messrs. John, Miller, and McKinnon and Dr. Wilson), all of whom are on the Company’s Board of Directors except for Mr. McKinnon, each cancelled 2,750 options issued to them in August 2021 pursuant to an Incentive Stock Option Forfeiture Agreement. The cancellation of the 11,000 options in total enabled the issuance of 11,000 shares to a non-executive employee that took place in 2021 to be reallocated to be accounted for as if it was originally issued under the 2020 Equity Incentive Plan. The Company’s Board of Directors passed a resolution on July 25, 2022, making the corresponding change to the Company’s books and records with regard to the 11,000 shares; and (2) on July 26, 2022, the same four executive officers, returned, and the Company cancelled, a total of 56,496 shares of common stock issued to them in 2021 outside of a shareholder approved equity compensation plan. Following the remedial measures, the Company was informed that the Company has regained compliance with the Rule and that this matter is now closed.

The following table sets forth the issuances of the Company’s shares of common stock for the years ended December 31, 2022 and 2020 as follows:

Balance December 31, 2020	10,655,833
Conversion of Promissory Notes	186,832
Exercise of stock options	222,407
Stock based compensation	367,496
Consulting Services Shares	1,422,000
Intellectual property	125,175
Public offering	11,066,258
Balance December 31, 2021	24,046,001
Shares issued for services	925,000
Loan origination shares for promissory note	250,000
Shares repurchased from the market	(2,825,617)
Management shares cancelled	(56,496)
Balance December 31, 2022	22,338,888

Common Stock Payable

During the year ended 2021, the Company entered into two consulting agreement which call for a cash component and a stock component. At December 31, 2021 the Company had accrued $285,000 of stock payable. During the year ended December 31, 2022, the Company entered into another similar consulting agreement and accrued an additional $192,000 for a total of $477,000 of stock payable relating to the agreements.

F-14

Note 14 - Warrants and Options

Warrants

Convertible Note Warrants: During the year ended December 31, 2022, the Company issued a total of 2,260,000 warrants with an exercise price of between $1.00 and $2.79 and five year terms in connection with two convertible promissory notes, and during 2021 in connection with the issuance of three convertible promissory notes, the Company issued 525,000 warrants with an exercise price of $6.00 and five-year term (see Note 10).

				Market
	Relative			Price
	Fair	Term	Exercise	on Grant	Volatility	Risk-free
Reporting Date	Value	(Years)	Price	Date	Percentage	Rate
5/5/2021-5/19/21	$1,888,495	5	$6.00	$4.26	299%	0.0080
04/20/22	$706,977	5	$2.79	$1.11	281%	0.0287
11/11/22	$937,207	5	$1.00	$1.28	322%	0.0432

Public Offering Warrants: In connections with the Company’s public offering (see Note 13), the Company issued 11,607,142 warrants to the purchasers of the common stock, exercisable immediately at an exercise price of $2.79 and 442,650 warrants to the underwriter immediately exercisable at $3.50.

				Market
				Price
Reporting	Relative	Term	Exercise	on Grant	Volatility	Risk-free
Date	Fair Value	(Years)	Price	Date	Percentage	Rate
7/26/2021	$20,921,265	5	$2.79	$2.03	331%	0.0033
7/26/2021	786,395	5	$3.50	$2.03	331%	0.0033

The following tables summarize all warrants outstanding as of December 31, 2022 and 2021, and the related changes during the period.

Exercise price is the weighted average for the respective warrants and end of period.

	Number of	Exercise
	Warrants	Price
Stock Warrants
Balance at December 31, 2020	1,123,333	$8.30
Warrants issued in connection with Convertible Notes (see note 7)	525,000	6.00
Warrants issued in connection with the Public offering	12,049,792	2.82
Balance at December 31, 2021	13,698,125	3.24

Warrants issued in connection with Convertible Notes (see note 7)	1,460,000	2.79
Warrants issued in connection with Convertible Notes	800,000	1.00
Balance at December 31, 2022	15,958,126	$3.19

Warrants Exercisable at December 31, 2022	15,958,126	$3.19

Options

During the year ended December 31, 2021, the Company issued a total of 4,383,950 options with an exercise price between $0.25 and $5.59 each with a three-year term to its Officers and Directors and during the year ended December 2022, the Company issued a total of 3,250,000 options with an exercise price of $0.76 each with a three-year term to its Officers, Directors, and employees.

During the year ended December 31, 2022 the Company entered into an Investor Relations Consulting Agreement under the terms of which the Company issued 300,000 two-year options, immediately vested, with an exercise price of $1.00. The Company recorded an expense of $142,169 in connection with this issuance.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

				Market
	Number			Price
	of	Term	Exercise	on Grant	Volatility	Fair
Reporting Date	Options	(Years)	Price	Date	Percentage	Value
			$0.25-	$3.78-
1/01/21 – 6/30/21	306,730	3	5.59	5.59	148% - 209%	$1,244,179
7/1/21-9/30/21	777,220	5	$1.77	$1.58	127%	$816,158
10/01/21 – 12/31/21	3,300,000	3	$1.30	$1.30	129%	$2,983,393
01/01/22	300,000	2	$1.00	$0.80	126%	$142,169
12/30/2022	3,250,000	3	$0.76	0.76	166%	$2,026,122

During the year ended December 31, 2022, the Company cancelled a total of 211,000 options to management and reallocated these to cover shares of the Company’s stock to be issued under the Company’s Incentive Stock Plan.

During the year ended December 31, 2022, the Company recognized $2,048,270 as compensation expense related to the option grants. At December 31, 2022 and 2021, the Company had 8,134,280 and 4,584,280 options outstanding, respectively.

F-15

Note 15 - Acquisition of Magical Beasts, LLC

Effective February 21, 2020, Jupiter Wellness Inc., a Florida corporation (“Jupiter Sub”), our wholly-owned subsidiary, entered into a membership interest purchase agreement with Magical Beasts LLC (“Magical Beasts”), a Nevada limited liability corporation, and Krista Whitley, its sole interest holder, pursuant to which Jupiter Sub acquired all of the membership interests in Magical Beasts (the “Magical Beasts Acquisition”) in exchange for the following consideration:

● $250,000 cash at closing;

● A $1,000,000 promissory note, non-interest bearing payable by us, due upon the earlier of i) the closing of this offering or ii) December 31, 2020 valued at its discounted amount of $950,427; and

● an option to purchase 250,000 restricted shares of our common stock at an exercise price of $1.00 per share valued at $156,612. The fair value of these options was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the reporting date. The market price was valued based upon the last price paid by third parties for shares of our common stock.

	Number of			Market Price on
Reporting	Options	Term	Exercise	Grant	Volatility	Fair
Date	Granted	(Years)	Price	Date	Percentage	Value
2/21/20	250,000	5	$1.00	$1.00	77%	$156,612

In connection with the Magical Beasts Acquisition, Jupiter Sub shall enter into an executive employment agreement with Krista Whitley to act as our Director of Marketing, however, until such agreement is entered into, Jupiter Sub shall pay Krista Whitley an annual salary of $150,000.

Valuation and Purchase Price Allocation

According to ASC 805, the standard of value to be used in the application of purchase accounting rules is fair value. The Company utilized fair value defined in Statement of Financial Accounting Standard No. 820–10–35–37 Fair Value Measurements and Disclosures. The determination of the fair value of the consideration and related allocation of the purchase price was determined by management of the Company with the assistance of a qualified professional valuation firm.

The fair value of the consideration is as follows:

Cash	$250,000
Promissory Note, net of discount	950,427
Stock Options	156,612
Total Consideration paid	$1,357,039
The purchase price allocation is as follows:

Tangible assets
Cash	$4,609
Inventory	86,220
Total tangible assets	90,829

Intangible assets
Tradename-Trademarks	151,800
Customer base	651,220
Non-compete	154,500
Total Intangibles	957,520
Goodwill	308,690
$1,357,039

On July 6, 2020, Brian Menke (the “Plaintiff”) in Nevada court seeking to enforce a judgement that he had obtained in 2012 against Krista Whitley, the former owner and manager of Magical Beasts LLC., in the amount of $250,000. In July 2020, the Plaintiff brought a claim in Nevada State Court to impute such judgement to the Company’s wholly owned subsidiary, Magical Beasts, LLC. On August 6, 2020, the court imputed the judgement to Magical Beasts and advised the Company that before paying any funds to Ms. Whitley, they must first satisfy the judgement to the Plaintiff. On October 12, 2020, the Company, Ms. Whitley and the Plaintiff reached a settlement agreement whereby the Company agreed that of the $1,000,000 note payable to Ms. Whitley, the first $336,450 be paid to the Plaintiff. Ms. Whitley in turn agreed that such payments would be applied to the $1,000,000 owed to Ms. Whitley that was to be paid from the proceeds of the offering and the Plaintiff agreed to withdraw the case against Magical Beasts without prejudice. In November, the Company made a cash payment of $300,000 to the Plaintiff and issued 8,500 shares of its common stock valued at $8,500. The $308,500 was recorded as an offset to the $1,000,000 note.

On January 25, 2021, the Company entered into an Omnibus Amendment to: (1) the Confidential Membership Interest Purchase Agreement, dated February 21, 2020; (2) the Sales Distributor Agreement, dated February 21, 2020; and (3) the Executive Employment Agreement, dated March 31, 2020 (the “Agreements”). Pursuant to the Omnibus Amendment, the parties (i) acknowledge that the Company has fully satisfied its obligation of $334,000 to the Plaintiff as Ms. Whitley’s judgment creditors; (ii) agree that in satisfaction of the remaining balance due to Ms. Whitley under the Agreements, she is to be paid $150,000 in cash; (iii) agree that starting April 1, 2020, Whitley shall be entitled to individually market and sell the Bella line of products remaining in the Company’s inventory, as identified in the Omnibus Amendment, and the Company will relinquish its rights to the Bella brand; (iv) agree that the number of shares issuable upon exercise of the common stock purchase options granted to Ms. Whitley under the Agreements shall be reduced from 250,000 to 185,000, Ms. Whitely may utilize a cashless exercise feature to exercise such options, subject to a six (6) month holding period on the shares, and Ms. Whitley shall not be permitted to sell an amount of shares in any week which exceeds 10% of the Company’s total weekly trading volume in the prior week; (v) agree that Ms. Whitley’s Employment Agreement shall terminate on March 31, 2021 and shall not renew; (vi) acknowledge that Ms. Whitley has been paid $5,541 for unreimbursed expenses on or about December 30, 2020; and (vii) the balance of the note due Whitley be forgiven.

F-16

As a result of the above, the Company recognized a gain of $669,200 comprised of the forgiveness of debt of $691,500 and the write-off of the unamortized portion of Whitley’s the non-compete agreement of $22,300.

In February 2021, Ms. Whitley exercised her 185,000 options (see Omnibus Agreement above) using the cashless option feature and was issued 159,053 shares of the Company’s restricted common stock in full satisfaction of the option agreement.

Note 16 – Acquisition of SRM Entertainment

On November 30, 2020, Jupiter Wellness, Inc. (the “Company”), entered into and closed on a share exchange agreement (the “Exchange Agreement”) with SRM Entertainment, LTD, a Hong Kong Special Administrative Region of the People’s Republic of China limited company (“SRM”) and wholly owned subsidiary of Vinco Ventures, Inc., a Nevada corporation formerly known as Edison Nation, Inc. (“Vinco”), and the shareholders of SRM set forth in the Exchange Agreement (the “SRM Shareholders”), pursuant to which the Company acquired 100% of the shares of SRM’s common stock (the “SRM Common Stock”) from the SRM Shareholders in exchange for 200,000 shares of the Company’s common stock, valued at $1,040,000, subject to a leak out provision and escrow of 50,000 shares of the Company’s common stock. Upon closing, and pursuant to the Exchange Agreement, the Company delivered 150,000 shares of its common stock to SRM and placed 50,000 shares in escrow (“Escrow Shares”). Pursuant to the Exchange Agreement, the Company shall release the Escrow Shares upon SRM generating $200,000 in cash receipts and revenue prior to January 15, 2021. The SRM Shareholders shall forfeit their right to receive the Escrow Shares if SRM does not generate $200,000 in cash receipts and revenue prior to December 31, 2020. Pursuant to the Exchange Agreement, the Company assumed all of the financial obligations of SRM, as well as its employees and offices. As a result of the Exchange Agreement, SRM became a wholly-owned subsidiary of the Company.

Valuation and Purchase Price Allocation:

According to ASC 805, the standard of value to be used in the application of purchase accounting rules is fair value. The Company utilized fair value defined in Statement of Financial Accounting Standard No. 820–10–35–37 Fair Value Measurements and Disclosures. The determination of the fair value of the consideration and related allocation of the purchase price was determined by management of the Company.

The fair value of the consideration is as follows:

Shares of the Company’s common stock issued	200,000
Market value of Company’s common stock (11/30/20 Nasdaq closing price)	$5.20
Consideration paid	$1,040,000
Net tangible liabilities assumed	339,237
Total consideration	$1,379,237

The purchase price allocation is as follows:

Distribution Agreements	$437,300
Goodwill	941,937
Total purchase price allocation	$1,379,237

Note 17 - Commitments and Contingencies

The Company entered into a new office lease Effective July 1, 2021. The primary term of the lease is five years with one renewal option for an additional three years. Minimum annual lease payments for the primary term and one renewal are as follows:

Primary Period	Amount	Amount During Renewal Period	Amount
July 1 to June 30, 2022	$180,456	July 1 to June 30, 2027	$240,662
July 1 to June 30, 2023	$201,260	July 1 to June 30, 2028	$247,882
July 1 to June 30, 2024	$224,330	July 1 to June 30, 2029	$255,319
July 1 to June 30, 2025	$229,312
July 1 to June 30, 2026	$233,653

Under the new standard for lease reporting, the Company recorded a Right of Use Asset (“ROU”) and an offsetting lease liability of $870,406 representing the present value of the future payments under the lease calculated using an 8% discount rate (the current borrowing rate of the company). The ROU and lease liability are amortized over the five-year life of the lease. The unamortized balances at December, 2022 were ROU of $643,977 and $797,311. At December 31, 2022, the current portion of the lease liability was $164,170 and non-current portion of the lease liability was $519,659. Additionally, the Company recognized accreted interest expense of $60,626 and rent expense of $231,790 for the lease during the year ended December 31, 2022.

F-17

Legal Proceedings

On August 6, 2020, the Company, Messrs. John and Miller and certain affiliated entities filed a lawsuit in the United States District Court, Southern District of New York against Robert Koch, Bedford Investment Partners, LLC, Kaizen Advisors, LLC and certain other unnamed defendants. The lawsuit alleged that Mr. Koch and the other defendants were attempting to extort the Company and Messrs. John and Miller to issue the defendants shares of the Company’s common stock which they claim are owed to them. The Company asserted that they have no oral or written agreement with Mr. Koch or any of his affiliates that entitle him to shares of the Company’s common stock. The Company’s complaint seeks actual damages in the amount of $5,000,000 and punitive damages in the amount of $5,000,000. In response, Mr. Koch and Bedford Investment Partners, LLC (together, the “Koch Parties”) filed their answer and counterclaim, repeating the same claims that caused the Company to file the lawsuit, and claiming damages of over $10 million. On October 6, 2020, the Company moved for judgment on the pleadings to dismiss the defendants’ counterclaim in its entirety. On April 24, 2021, the Company’s motion was granted and all counterclaims were dismissed with prejudice, except the breach-of-contract and unjust enrichment claims. On June 04, 2021 the Koch Parties filed a Second Amended Counterclaim, re-alleging their previous breach-of-contract and unjust enrichment counterclaims. On June 25, 2021, the Company filed a motion to dismiss defendants’ Second Amended Counterclaim, which the parties briefed in summer 2021. On February 14, 2022, the court dismissed all of the Koch Parties’ counterclaims except to the extent that they alleged unjust enrichment against Jupiter and Mr. John. On March 22, 2022, the Parties engaged in a Settlement Conference before The Honorable Sarah L. Cave, which did not resolve the case. On March 25, 2022, The Honorable Lewis J. Liman granted Jupiter and Mr. John permission to move for summary judgment dismissing the Koch Parties’ unjust enrichment counterclaim; the parties briefed that motion in spring 2022. On January 30, 2023, Judge Liman largely granted Jupiter and Mr. Koch’s motion, eliminating all of the Koch Parties’ remedy theories except for their restitution claim for transferring the domain www.cbdbrands.net to Jupiter. In doing so, Judge Liman suggested that a jury could find that the Koch Parties would be fully compensated if the parties simply unwound the domain transfer, or that the jury might quantify the website’s value by looking to the amounts that the Koch Parties had paid for other, similar websites: between $12.17 and $65.98. After Judge Liman issued this order, the Parties settled all claims and Jupiter and Mr. John filed a proposed order of dismissal of all claims with prejudice. Under the order, Jupiter did not pay any amount in settlement of the claims. On February 17, 2023, Judge Liman so-ordered that proposed order and closed the case.

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 18 – Segment Reporting

The Company has two reportable segments: (i) sales and development of cannabidiol (CBD) based skin and wellness care and therapeutic products and (ii) sales of merchandise sold to theme parks. Sales of the theme park merchandise are made through the Company’s wholly owned subsidiary SRM Entertainment, Inc. Condensed financial information for years ended December 31, 2022 and 2021 follow;

		2022	2021
Jupiter Wellness	Revenue	$120,627	$183,142
	Cost of Sales	325,169	203,089
	Gross Profit (Loss)	$(204,542)	$(19,947)

SRM Entertainment	Revenue	$6,076,116	$2,693,131
	Cost of Sales	4,845,217	2,137,699
	Gross Profit (Loss)	$1,230,899	$555,432

Combined	Revenue	$6,196,743	$2,876,273
	Cost of Sales	5,170,386	2,340,788
	Gross Profit (Loss)	$1,026,357	$535,485

Note 19 - Subsequent Events

PIPE Agreement

On January 19, 2023, Jupiter Wellness, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 8,631,574 common stock warrants (the “PIPE Offering”) at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants,”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering.

RD Agreement

On January 19, 2023, The Company entered into a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”).

The aggregate purchase price for the purchase of one share, one 3-year warrant and one 5-year warrant was $0.95. The gross proceeds to the Company from both the PIPE Offering and the RD Offering was approximately $4.1 million and net proceeds to the Company after all related expenses was approximately $3,500,000.

Registration Rights Agreement

On January 19, 2023, the Company also entered into a Registration Rights Agreement with the Purchasers, (the “Registration Rights Agreement” and together with the PIPE Agreement and the RD Agreement the “Agreements”), requiring the Company to register the securities issued under the PIPE Agreement. Pursuant to the Rights Registration Agreement, the Company has agreed to file one or more registration statements with the SEC covering the registration of the shares of Common Stock issuable upon exercise of the Common Warrants.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2022 to the date these financial statements were issued and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

F-18

Jupiter Wellness, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2023 and December 31, 2022

	Three Months Ended	Year ended
	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Cash	$3,737,259	$1,931,068
Inventory	265,878	441,404
Account receivable	860,724	647,530
Prepaid expenses and deposits	909,521	814,114
Investment in affiliates	3,231,123	2,917,373
Total current assets	9,004,505	6,751,489

Right of use assets	603,918	643,977
Intangible assets, net	273,312	291,533
Goodwill	941,937	941,937
Fixed assets, net	82,941	61,827
Total assets	$10,906,613	$8,690,763

Liabilities and Shareholders’ Equity

Accounts Payable	$1,817,116	$1,927,188
Convertible notes, net of discounts	2,000,000	2,000,000
Current portion of lease liability	185,850	164,170
Accrued liabilities	585,042	366,619
Covid - 19 SBA Loan	49,416	47,533
Total current Liabilities	4,637,424	4,505,510

Long-term portion lease liability	461,094	519,659
Total liabilities	5,098,518	5,025,169

Preferred stock, $0.001 par value, 100,000 shares authorized of which none are issued and outstanding
Common stock, $.001 par value, 100,000,000 shares authorized, of which 26,654,675 and 22,338,888 shares issued and outstanding as of March 31, 2023 and December 31, 2022	26,655	22,339
Additional paid-in capital	57,210,288	53,763,929
Common stock payable	477,000	477,000
Accumulated deficits	(51,905,848)	(50,597,674)
Total Shareholders’ Equity	5,808,095	3,665,594

Total Liabilities and Shareholders’ Equity	$10,906,613	$8,690,763

The accompanying notes are an integral part of these unaudited financial statements.

F-19

Jupiter wellness, Inc.

Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue
Sales	$1,121,676	$721,629
Cost of Sales	875,031	604,418
Gross profit	246,645	117,211

Operating expense
General and administrative expenses	1,496,537	1,978,933
Impairment of Secured Promissory Note	-	1,000,000
Total operating expenses	1,496,537	2,978,933
Other income / (expense)
Interest income	369	5,389
Interest expense	(58,552)	(26,102)
Other income / (expense)	(99)	(37,340)
Total other income (expense)	(58,282)	(58,053)

Net (loss)	$(1,308,174)	$(2,919,775)

Net (loss) per share:
Basic	$(0.05)	$(0.13)

Weighted average number of shares
Basic	25,551,752	23,134,059

The accompanying notes are an integral part of these unaudited financial statements.

F-20

Jupiter wellness, Inc.

Condensed Consolidated Statement of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2023 (Unaudited) and

Years Ended December 31, 2022 (Audited)

					Common	Additional
	Treasury Shares		Common Stock		Stock	Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Payable	Capital	Deficits	Total
Balance, December 31, 2021	-	-	24,046,001	$24,046	$285,000	$51,668,019	$(35,374,646)	$16,602,419
Shares issued for services	-	-	925,000	925	-	861,200	-	862,125
Treasury shares purchased	2,825,617	(2,880,045)	(2,825,617)	(2,825)		2,825	-	(2,880,045)
Treasury shares cancelled	(2,825,617)	2,880,045	-	-	-	(2,880,045)	-	-
Shares issued in connection with convertible promissory note	-	-	250,000	250	-	277,250	-	277,500
Fair value of warrants issued and issue discounts with convertible note	-	-	-	-	-	1,644,184	-	1,644,184
Stock options issued for services	-	-	-	-	-	142,169	-	142,169
Management common shares cancelled	-	-	(56,496)	(57)	-	57	-	-
Common stock to be issued for services	-	-	-	-	192,000	-	-	192,000
Fair value of Stock options granted to Officers and Directors	-	-	-	-	-	2,048,270	-	2,048,270
Net Loss	-	-	-	-	-	-	(15,223,028)	(15,223,028)
Balance, December 31, 2022	-	$-	22,338,888	$22,339	$477,000	$53,763,929	$(50,597,674)	$3,665,594

Common Stock issued in Public Offering	-	-	4,315,787	4,316	-	3,446,359	-	3,450,675
Net Loss			-	-	-	-	(1,308,174)	(1,308,174)
Balance, March 31, 2023	-	-	26,654,675	$26,655	$477,000	$57,210,288	$(51,905,848)	$5,808,095

The accompanying notes are an integral part of these financial statements.

F-21

Jupiter Wellness, Inc.

Condensed Consolidated Statement of Cash Flows

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss)	$(1,308,174)	$(2,919,775)
Stock Based compensation	-	105,000
Depreciation & Amortization	23,186	25,378
Impairment of note receivable	-	1,000,000
Bad debt expense	-	2,266
Gain on Settlement

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Prepaid expenses and deposits	(95,407)	(316,065)
Right of Entry asset	40,059	37,401
Accounts receivable	(213,194)	344,368
Inventory	175,526	(168,868)
Accounts payable	(110,072)	(754,688)
Accrued liabilities	55,534	(38,864)
Lease liability	(36,885)	(29,025)
Net cash (used in) operating activities	(1,469,427)	(2,712,872)

Cash flows from investing activities:
Proceeds from sale of asset	-	43,000
Cash paid for third party loan	-	(1,000,000)
Cas paid for purchase of fixed assets	(26,079)	(4,285)
Net cash provided by financing activities	(26,079)	(961,285)

Cash flows from financing activities:
Proceeds from public offering	3,450,675	-
Cash paid for treasury stock	-	(2,133,167)
Borrowings on debt	199,097	241,272
Loans to affiliates	(313,750)	-
Principal payment on debt	(34,325)	(42,948)
Net cash (used in) investing activities	3,301,697	(1,934,843)

Net (decrease) in cash and cash equivalents	1,806,191	(5,609,000)

Cash and cash equivalents at the beginning of the period	1,931,068	11,754,558

Cash and cash equivalents at the end of the period	$3,737,259	$6,145,558
	-
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash items:

The accompanying notes are an integral part of these unaudited financial statements.

F-22

JUPITER WELLNESS, INC.

Notes to Financial Statements

For the Three Months Ended March 31, 2023 and

Year Ended December 31, 2022

Note 1 - Organization and Business Operations

Jupiter Wellness is committed to supporting health and wellness by developing innovative solutions to a range of conditions. We take pride in our research and development of over-the-counter (OTC) products and intellectual property, which aim to address some of the most prevalent health and wellness concerns today. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema creams, vitiligo solutions, and psoriasis products, that cater to different health and wellness needs. We are dedicated to staying up-to-date with the latest scientific research and technology, ensuring that our products are effective, safe, and meet the highest industry standards.

To achieve our mission, we rely on a team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes scientists, researchers, product developers, and business experts who collaborate to create new products and enhance existing ones. We also partner with industry leaders and organizations to leverage the latest technologies and expand our reach.

We generate revenue through various channels, including the sales of our OTC and consumer products, as well as licensing royalties. Our products are available through various retailers and e-commerce platforms, making them accessible to a broad customer base. Additionally, we collaborate with other companies to license our intellectual property, creating additional revenue streams and expanding our global presence.

Going Concern Consideration

As of March 31, 2023 and December 31, 2022, the Company had an accumulated deficits of $51,905,848 and $50,597,674, respectively, and cash flow used in operations of $1,469,427, for the quarter ended March 31, 2023 and $6,395,942 and $7,567,645 for the years ended December 31, 2022 and 2021. The Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans. As of March 31, 2023 and December 31, 2022, the Company had $3,737,259 and $1,931,068, respectively, in cash and working capital of $4,367,081 and $2,245,979, respectively. These conditions have raised doubt about the Company’s ability to continue as a going concern as noted by our auditors, M&K CPAS, PLLC.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Jupiter Wellness, Inc., a Florida corporation, Magical Beasts, LLC, a Nevada limited liability company and SRM Entertainment, Limited, a Hong Kong private limited company. All intercompany accounts and transactions have been eliminated.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-23

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of March 31, 2023 or December 31, 2022.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting. During the three months ended March 31, 2023, the Company had no write-downs or write-offs. During the year ended December 31, 2022, the Company determined that certain of our inventory items were either slow moving, expired or discontinued. As a result, the Company wrote-off a total of $152,432 of inventory, consisting of raw materials of $23,623, finished goods of $123,094 and packaging of $5,715 for the year ended December 31, 2022.

Investments Held-to-Maturity

Investments that the Company’s management has the “positive intent and ability” to hold through maturity are classified and accounted for as hold-to-maturity investments (“HTM”). HTM investments are carried at amortized cost in the financial statements. For investments classified as HTM, no unrealized gains and losses will be recognized in financial statements.

Segment Reporting

The Company has two reportable segments: (i) sales and development of cannabidiol (CBD) based skin care and therapeutic products and (ii) sales of merchandise sold to theme parks.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

	For the Three Months
	Ended March 31,
	2023	2022
Numerator:	$(1,308,174)	$(2,919,775)
Net (loss)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	25,551,752	23,134,059
Denominator for diluted earnings per share	25,551,752	23,134,059
Basic (loss) per share	$(0.05)	$(0.13)
Diluted (loss) per share	$(0.05)	$(0.13)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or through a distributor (collectively the “customers”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

F-24

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. During the three months ended March 31, 2023 and year ended December 31, 2022, the Company recognized no allowance for doubtful collections.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

We conducted an evaluation of our goodwill as of March 31, 2023 and December 31, 2022 and there was no impairment in the three months ended March 31, 2023 and the year ended December 31, 2022.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, and non-compete agreements. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to twenty years. No significant residual value is estimated for intangible assets. We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

The Company’s evaluation of its long-lived assets resulted in an impairment expense of $1,450,000 during the year ended December 31, 2022 and no impairment during the three months ended March 31, 2023.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Cumulative gains and losses from foreign currency transactions and translation for the three-months ended March 31, 2023 and the year ended December 31, 2022 were not material.

F-25

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $33,148 and $103,025 for the three-months ended March 31, 2023, and 2022, respectively.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 tax year which would be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2022 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $7,110,329 less a valuation allowance in the amount of approximately $7,110,329. Due to the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2022.

F-26

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 - Accounts Receivable

At March 31, 2023 and December 31, 2022, the Company had accounts receivable of $860,724 and $647,530, respectively.

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Note 4 - Prepaid Expenses and Deposits

At March 31, 2023 and December 31, 2022, the Company had prepaid expenses and deposits of $909,521 and $814,114, respectively consisting primarily of deposits and prepayments on purchase orders.

Note 5 - Inventory

At March 31, 2023 and December 31, 2022, the Company had inventory of $265,878 and $441,404, consisting of finished goods, raw materials and packaging supplies.

Note 6 – Investment in Affiliate

At December 31, 2022, the Company had invested $2,908,300 in Jupiter Wellness Sponsor LLC (“JWSL”), a limited liability company formed for the sole purpose of sponsorship of Jupiter Wellness Acquisition Corp. (“JWAC”), a special purpose acquisition company (“SPAC”) and an unconsolidated subsidiary. Mr. Brian John, our CEO, is the managing member of JWSL and Chief Executive Officer of JWAC. During the three months ended March 31, 2023, the Company loaned an additional $300,000 to JWAC to cover costs related to the shareholder meeting regarding the approval of a proposed merger (see Note 16 – Subsequent Event).

On November 3, 2021, JWAC filed a registration statement (“IPO”) with the Securities and Exchange Commission with an initial funding of $100M. On December 6, 2021 the IPO was deemed effective. The total amount raised in the IPO was $138,000,000.

At March 31, 2023, JWSL holds 1,437,500 Founders shares of JWAC and 288,830 Private Placement Units of JWAC for the benefit of the Company.

At March 31, 2023 and December 31, 2022, the Company also had loans totaling $22,823 and $9,073, respectively, to an affiliate.

Note 7 – Note Receivable

On December 8, 2021, the Company issued a Secured Promissory Note (the “Note”) in the amount of $10,000,000 to Next Frontier Pharmaceuticals, Inc. (“NFP”) and entered into a Stock Purchase Agreement (“SPA”) for the Company to acquire NFP. The Note has a term of six months and interest at eight percent (8%). On January 6, 2022 the company issued an additional Secured Promissory Note to NFP under the same terms for up to $5,000,000, of which $1,000,000 was funded on January 7, 2022.

In February 2022, NFP terminated the SPA and in March 2022, the Company issued a Notice of Default on the NFP Note (see Subsequent Event Footnote 19). As a result, the Company has determined that the Notes have been impaired and has taken an impairment charge of $10,000,000 against the 2021 earnings and $1,000,000 against the 2022 earnings.

Note 8 - Intangible Assets

SRM Entertainment

In connection with the acquisition of SRM Entertainment, Limited (see Note xx below), the Company allocated the purchase price to intangible assets as follows:

Distribution Agreements	$437,300
Goodwill	941,937
$1,379,237

The Distribution Agreements have an estimated life of six years and Goodwill has an indefinite life and will be reviewed at each subsequent reporting period to determine if the assets have been impaired.

Amortization for the three months ended March 31, 2023 and 2022 was $18,221 and $18,221, respectively. The balance of the Intangible Assets at March 31, 2022 and December 31, 2021 attributable to SRM totals $273,312 and $291,533, respectively.

F-28

Licensing agreements

During the year ended December 31, 2021, the Company entered into two licensing agreements for the rights to use certain patented technologies. The Company paid a total of $675,000 for the rights, consisting of $150,000 in cash and $525,000 in shares of the Company’s common stock. In early 2022, the Company terminated one of the licensing agreements and as a result, the company considered the terminated license to be impaired and took a charge of $300,000 to 2021 earnings. During 2022, the Company evaluated the remaining license agreement and determined that its carrying value had been impaired and took a charge of $375,000 to 2022 earnings. The balance of Intellectual property at March 31, 2023 and December 31, 2022 was $0.

Clinical Research Agreement

During the year ended December 31, 2022, the Company entered into a Clinical Research Agreement to research new treatments for post COVID-19 syndrome and symptoms and other projects which include treatments for respiratory diseases (such as influenza), herpes, eczema, and other skin indications. As of December 31, 2022, the Company had paid $1,500,000 of the approximate $3,000,000 budget. The payments were being amortized over 24 months, the respective term of the research. During 2022, the Company evaluated the remaining research agreement and determined that its carrying value had been impaired and took a charge of $1,075,000 to 2022 earnings. The balance at December 31, 2022 was $0.

Note 9 – Accrued Liabilities

At March 31, 2023 and December 31, 2022, the Company had accrued liabilities totaling $585,042 and $366,619, respectively, consisting of $149,918 and $110,905 of accrued interest on convertible notes, $148,552 and $130,000 in accrued commissions, $164,772 and $0 in Financed Insurance Premiums as described below, and other accrues liabilities of $121,800 and $125,714, respectively.

Financed Insurance Premiums

During the three months ended March 31, 2023, the Company financed a total of $199,097 for its General Liability and Director & Officer insurance premiums over the twelve month coverage period. The average interest rate is 13.9%. At March 31, 2023 the outstanding balance was $164,772.

During the year ended December 31, 2022, the Company financed a total of $241,272 for its General Liability and Director & Officer insurance premiums over the twelve month coverage period. The average interest rate is 9.3%. At December 31, 2022 the outstanding balance was $0.

Note 10 - Convertible Notes Payable – Related Parties

On April 20, 2022, the Company entered into a $1,500,000 Loan Agreement and a $500,000 Loan Agreement (collectively the “Agreements”). Pursuant to the Agreements, the Company issued two Convertible Promissory Notes in the principal amounts of $1,500,000 and $500,000 (the “Notes”). In connection with the Notes the Company issued Common Stock Purchase Warrants for 1,100,000 shares and 360,000 shares of the Company’s common stock (the “Warrants”). The Notes originally had a maturity date of October 20, 2022, but has been extended to April 20, 2023. In connection with the Notes, the Company issued a total of 250,000 shares as Origination Shares valued at fair market value of $277,500. There is no beneficial conversion feature since the conversion price is grater then the fair value of the shares.

The Notes have an original issuance discount of five percent (5%), $10,000 in legal fees, an interest rate of eight percent (8%), and a conversion price of $2.79 per share, subject to an adjustment downward if the Company is in default of the terms of the Notes. The Warrants have a five (5) year term, an exercise price of $2.79 per share, have a cashless conversion feature until such time as the shares underlying the Warrants are included in an effective registration and certain anti-dilution protection.

The fair value of origination shares and warrants issued in connection with the 2022 Note totals $984,477.

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The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date as follows:

					Market
					Price on
	Fair	Term	Exercise	Grant	Volatility	Risk-free
Reporting Date	Value	(Years)	Price	Date	Percentage	Rate

04/20/2022	$1,245,279	5	$2.79	$1.11	281%	0.0287

The following table sets forth a summary of the principal balances of the Company’s convertible promissory notes activity for the year and three months ended March 31, 2023:

Principal Balance, December 31, 2021	$-
The Notes	2,000,000
Principal Balance, March 31, 2023 and December 31, 2022	$2,000,000

Interest expense for the three months ended March 31, 2023 on the Notes totals $39,013. Total interest expense for the year ended December 31, 2022, totaled $1,286,368 which includes $1,104,477 amortization of the origination shares and warrants discounts in connection with the Notes.

Note 11 – Covid-19 SBA Loans

During the year ended December 31, 2020, the Company applied for and received $55,700 under the Economic Injury Disaster Loan Program (“EIDL”), which is administered through the Small Business Administration (“SBA”). During 2021, the SBA notified the Company that the terms of the EIDL are a term of 30 years and an interest rate of 3.75%. The balance of the EIDL at March 31, 2023 and December 31, 2022 was $49,416 and $47,533, respectively.

Note 12 - Capital Structure

Common Stock - The Company is authorized to issue a total of 100,000,000 shares of common stock with par value of $0.001 and 100,000 shares of preferred stock with par value of $0.001. As of March 31, 2023 and December 31, 2022, there were 26,654,675 shares of common stock and 22,338,888 shares of common stock issued and outstanding, respectively, and no shares of preferred stock were issued and outstanding.

Year ended December 31, 2022 issuances

Treasury Shares Purchased

In November 2021, the Company engaged Oppenheimer & Co. to repurchase shares of the Company’s common stock from the public market. During the year ended December 31, 2022, the Company purchased 2,825,617 shares of its common stock for $2,880,045 from the public market and cancelled all of these repurchased shares.

Share and warrants issued in connection with convertible debt

During the year ended December 31, 2022, The Company issued 250,000 shares (the “Origination Shares”) in connection with the issuance of two convertible promissory notes (see Note 10 - Convertible Notes Payable) with a total face value of $2,000,000. The Origination Shares were valued at fair market value of $277,500.

Shares issued for services

During the year ended December 31, 2022, the Company entered into six Consulting Agreements under the terms of which the Company issued 925,000 shares of its common stock. The shares were issued at their respective fair value based on the Company’s Nasdaq closing price of the shares on the date of the agreements. The Company recognized a total of $1,054,125 as stock-based compensation in the year ended December 31, 2022 in connection with these issuances. As of March 31, 2023 and December 31, 2022, the Company had not issued 300,000 of these shares which are included in common stock payable.

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Management return and cancellation of shares

On September 28, 2022 the Company received a letter from Nasdaq stating that, because the Company made certain share issuances outside of a shareholder approved equity compensation plan, Nasdaq had determined that the Company did not comply with Listing Rule 5635(c). On July 26, 2022, the Company submitted a final compliance plan to Nasdaq consisting of the following corrective actions: (1) on July 20, 2022, the Company’s four executive officers (Messrs. John, Miller, and McKinnon and Dr. Wilson), all of whom are on the Company’s Board of Directors except for Mr. McKinnon, each cancelled 2,750 options issued to them in August 2021 pursuant to an Incentive Stock Option Forfeiture Agreement. The cancellation of the 11,000 options in total enabled the issuance of 11,000 shares to a non-executive employee that took place in 2021 to be reallocated to be accounted for as if it was originally issued under the 2020 Equity Incentive Plan. The Company’s Board of Directors passed a resolution on July 25, 2022, making the corresponding change to the Company’s books and records with regard to the 11,000 shares; and (2) on July 26, 2022, the same four executive officers, returned, and the Company cancelled, a total of 56,496 shares of common stock issued to them in 2021 outside of a shareholder approved equity compensation plan. Following the remedial measures, the Company was informed that the Company has regained compliance with the Rule and that this matter is now closed.

Three Months ended March 31, 2023 issuances:

Shares issued in Public Offering

Concurrently to the PIPE Agreement and Offering of Stock Warrants (see Note 13 below), the Company entered into a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”). The Common Stock was issued pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333-267644) and declared effective on November 9, 2022. The aggregate gross proceeds to the Company from both the PIPE Offering and the RD Offering were approximately $4.1 million, with the purchase price of one share, one 3-year warrant and one 5-year warrant as $0.95. The net proceeds were $3,450,675.

The following table sets forth the issuances of the Company’s shares of common stock for the year and three months ended March 31, 2023 as follows:

Balance December 31, 2021	24,046,001
Shares issued for services	925,000
Loan origination shares for promissory note	250,000
Shares repurchased from the market	(2,825,617)
Management shares cancelled	(56,496)

Balance December 31, 2022	22,338,888

Public offering	4,315,787
Balance March 31, 2023	26,654,675

F-31

Common Stock Payable

During the year ended 2021, the Company entered into two consulting agreement which call for a cash component and a stock component and during the year ended December 31, 2022, the Company entered into another consulting agreement which called for a cash component and a stock component. At March 31, 2023 and December 31, 2022, the Company had accrued a total of $477,000 in stock payable relating to the consulting agreements.

Note 13 - Warrants and Options

Warrants

Convertible Note Warrants: During the year ended December 31, 2022, the Company issued a total of 2,260,000 warrants with an exercise price of between $1.00 and $2.79 with five-year terms in connection with two convertible promissory notes (see Note 10).

				Market
				Price
Reporting	Relative	Term	Exercise	on Grant	Volatility	Risk-free
Date	Fair Value	(Years)	Price	Date	Percentage	Rate
04/20/22	$706,977	5	$2.79	$1.11	281%	0.0287
11/11/22	$937,207	5	$1.00	$1.28	211%	0.0432

PIPE Warrants: On January 19, 2023, in a private placement, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 8,631,574 common stock warrants (the “PIPE Offering”) at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants,”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering. On February 15, 2023, the Company filed an S-1 Registration Statement (File No. 333-269794) covering the underlying shares of the Warrants. The S-1 is yet to be declared effective.

				Market
				Price
Reporting	Relative	Term	Exercise	on Grant	Volatility	Risk-free
Date	Fair Value	(Years)	Price	Date	Percentage	Rate
7/24/2021	$2,311,614	3	$1.00	$0.65	287%	0.0388
7/24/2021	$2,602,996	5	$1.00	$0.65	371%	0.0361

The following tables summarize all warrants outstanding as of March 31, 2023 and December 31, 2022, and the related changes during the period.

Exercise price is the weighted average for the respective warrants and end of period.

	Number of	Exercise
	Warrants	Price

Balance at December 31, 2021	13,698,125	$3.24
Warrants issued in connection with Convertible Notes	1,460,000	2.79
Warrants issued in connection with Convertible Notes	800,000	1.00
Balance at December 31, 2022	15,958,126	$3.09
Warrants issued in Public Offering	8,631,574	1.00
Balance at March 31, 2023	24,589,699	$2.36

Warrants Exercisable at March 31, 2022	15,958,126	$3.09
Stock Options

During the year ended December 31, 2022, the Company entered into an Investor Relations Consulting Agreement under the terms of which the Company issued 300,000 two-year options, immediately vested, with an exercise price of $1.00. The Company recorded an expense of $142,169 in connection with this issuance. Additionally, the Company issued a total of 3,250,000 options with an exercise price between $0.76 and $0.84 each with a five-year term to its Officers, Directors, and employees. The Company recorded an expense of $2,048,270 in connection with the Officers’, Directors’, and employees’ issuance.

F-32

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

					Market
	Number				Price on
Reporting	of	Term	Exercise	Grant	Volatility	Fair
Date	Options	(Years)	Price	Date	Percentage	Value
01/01/22	300,000	2	$1.00	$0.80	126%	$142,169
12/30/2022	3,250,000	5	$0.76 - 0.84	$0.77	166%	$2,048,270

At March 31, 2023 and December 31, 2022, the Company had 8,030,950 options outstanding.

Note 14 - Commitments and Contingencies

The Company entered into a new office lease Effective July 1, 2021. The primary term of the lease is five years with one renewal option for an additional three years. Minimum annual lease payments for the primary term and one renewal are as follows:

Primary Period	Amount	Amount During Renewal Period	Amount
July 1 to June 30, 2022	$180,456	July 1 to June 30, 2027	$240,662
July 1 to June 30, 2023	$201,260	July 1 to June 30, 2028	$247,882
July 1 to June 30, 2024	$224,330	July 1 to June 30, 2029	$255,319
July 1 to June 30, 2025	$229,312
July 1 to June 30, 2026	$233,653

Under the new standard for lease reporting, the Company recorded a Right of Use Asset (“ROU”) and an offsetting lease liability of $870,406 representing the present value of the future payments under the lease calculated using an 8% discount rate (the current borrowing rate of the company). The ROU and lease liability are amortized over the five-year life of the lease. The unamortized balances at March 31, 2023 were ROU asset of $603,918, current portion of the lease liability of $185,850 and non-current portion of lease liability of $461,094. At December 31, 2022, the unamortized balances were ROU asset of $643,977, the current portion of the lease liability was $164,170 and non-current portion of the lease liability was $519,659.

Additionally, the Company recognized accreted interest expense of $13,431 and $60,626 and rent expense of $53,490 and $231,790 for the lease during the three months ended March 31, 2023 and year ended December 31, 2022, respectively.

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

F-33

On August 6, 2020, the Company, Messrs. John and Miller and certain affiliated entities filed a lawsuit in the United States District Court, Southern District of New York against Robert Koch, Bedford Investment Partners, LLC, Kaizen Advisors, LLC and certain other unnamed defendants. The lawsuit alleged that Mr. Koch and the other defendants were attempting to extort the Company and Messrs. John and Miller to issue the defendants shares of the Company’s common stock which they claim are owed to them. The Company asserted that they have no oral or written agreement with Mr. Koch or any of his affiliates that entitle him to shares of the Company’s common stock. The Company’s complaint seeks actual damages in the amount of $5,000,000 and punitive damages in the amount of $5,000,000. In response, Mr. Koch and Bedford Investment Partners, LLC (together, the “Koch Parties”) filed their answer and counterclaim, repeating the same claims that caused the Company to file the lawsuit, and claiming damages of over $10 million. On October 6, 2020, the Company moved for judgment on the pleadings to dismiss the defendants’ counterclaim in its entirety. On April 24, 2021, the Company’s motion was granted, and all counterclaims were dismissed with prejudice, except the breach-of-contract and unjust enrichment claims. On June 04, 2021, the Koch Parties filed a Second Amended Counterclaim, re-alleging their previous breach-of-contract and unjust enrichment counterclaims. On June 25, 2021, the Company filed a motion to dismiss defendants’ Second Amended Counterclaim, which the parties briefed in summer 2021. On February 14, 2022, the court dismissed all of the Koch Parties’ counterclaims except to the extent that they alleged unjust enrichment against Jupiter and Mr. John. On March 22, 2022, the Parties engaged in a Settlement Conference before The Honorable Sarah L. Cave, which did not resolve the case. On March 25, 2022, The Honorable Lewis J. Liman granted Jupiter and Mr. John permission to move for summary judgment dismissing the Koch Parties’ unjust enrichment counterclaim; the parties briefed that motion in spring 2022. On January 30, 2023, Judge Liman largely granted Jupiter and Mr. Koch’s motion, eliminating all of the Koch Parties’ remedy theories except for their restitution claim for transferring the domain www.cbdbrands.net to Jupiter. In doing so, Judge Liman suggested that a jury could find that the Koch Parties would be fully compensated if the parties simply unwound the domain transfer, or that the jury might quantify the website’s value by looking to the amounts that the Koch Parties had paid for other, similar websites: between $12.17 and $65.98. After Judge Liman issued this order, the Parties settled all claims and Jupiter and Mr. John filed a proposed order of dismissal of all claims with prejudice. Under the order, Jupiter did not pay any amount in settlement of the claims. On February 17, 2023, Judge Liman so-ordered that proposed order and closed the case.

Note 15 – Segment Reporting

The Company has two reportable segments: (i) sales and development of cannabidiol (CBD) based skin and wellness care and therapeutic products and (ii) sales of merchandise sold to theme parks. Sales of the theme park merchandise are made through the Company’s wholly owned subsidiary SRM Entertainment, Inc. Condensed financial information for the three-months ended March 31, 2023 and 2022, follow;

		2023	2022
Jupiter Wellness	Revenue	$34,788	$14,524
	Cost of Sales	23,965	12,398
	Gross Profit (Loss)	$10,823	$2,126

SRM Entertainment	Revenue	$1,086,888	$707,105
	Cost of Sales	851,066	592,020
	Gross Profit (Loss)	$2,365,822	$115,085

Combined	Revenue	$1,121,676	$721,629
	Cost of Sales	875,031	604,418
	Gross Profit (Loss)	$246,645	$117,211

Note 16 – Subsequent Events

Jupiter Wellness Acquisition Corp.’s (“JWAC”) filed a Current Report on Form 8-K filed with the Securities Exchange Commission on May 2, 2023. JWAC’s stockholders approved JWAC’s business combination with Chijet Inc., and its affiliates including Chijet Motor Company Inc. (the “Business Combination”), at its Special Meeting of Stockholders held on May 2, 2023. Based on these results, JWAC is striving to meet all necessary closing conditions as described in the Proxy Statement/Prospectus, and if successful, the Company hopes to close the Business Combination by May 15, 2023.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to March 31, 2023 to the date these financial statements were issued and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

F-34

8,631,574

PROSPECTUS

________, 2023

Through and including   , 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this Prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$951.20

Legal Fees and Expenses	$125,000.00
Accountants’ Fees and Expenses	$25,000.00
Printing and Engraving Expenses	$5,000.00
Miscellaneous	$5,048.80
Total	$161,000.00

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Jupiter Wellness, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

59

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our bylaws, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

As permitted by the DGCL, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

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The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement between the registrant, the selling stockholders and the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Options

On December 30, 2022, the Company granted the directors and officers of the Company options to purchase shares of common stock. The table below shows the options granted to each director and officers, and their respective terms.

Name	Options	Exercise Price	Term
Brian S John	1,050,000	$0.836	Five years from the grant date
Dr. Glynn Wilson	1,050,000	$0.7600	Five years from the grant date
Doug McKinnon	500,000	$0.7600	Five years from the grant date
Christopher Melton	50,000	$0.7600	Five years from the grant date
Dr. Skander Fani	50,000	$0.7600	Five years from the grant date
Nancy Torres Kauffman	50,000	$0.7600	Five years from the grant date
Gary Hermann	50,000	$0.7600	Five years from the grant date

In addition to the directors and officers, on December 30, 2022, the Company granted 100,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Markita Russell, Paul Jones and Zachary Greave, each. The company also granted 50,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Michelle Basantes, George Hall, and Dr. Hector Alia.

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ITEM 16.	EXHIBITS.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.1 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.2	Bylaws, incorporated herein by reference to Exhibit 2.2 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
3.4	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
3.5	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.1	Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
4.2	Representative’s Warrant, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.3	Form of Warrant included in Unit, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.4	Form of Warrant Agent Agreement, incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.5	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.2 of the Company’s Current Report filed with the SEC on May 13, 2021.
4.6	Form of Convertible Promissory Note, incorporated by reference to Exhibit 10.3 of the Company’s Current Report filed with the SEC on May 13, 2021.
4.7	Form of Common Stock Purchase Warrant (3 years) dated January 23, 2023**
4.8	Form of Common Stock Purchase Warrant (5 years) dated January 23, 2023**
5.1	Opinion of Sichenzia Ross Ference LLP**
10.1	Common Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.2	Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.3	Independent Director’s Contract between the Company and Timothy G. Glynn, dated March 13, 2019, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.4	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.5	Employment Agreement with Douglas O. McKinnon, dated August 5, 2019, incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.6	Form of Regulation A Subscription Agreement, incorporated herein by reference to Exhibit 4.1 to Jupiter Wellness, Inc.’s Form 1-A/A filed with the Securities and Exchange Commission on August 19, 2019.
10.7	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.8	Employment Agreement with Brian John, dated February 1, 2020, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.9	Employment Agreement with Richard Miller, dated February 1, 2020, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement filed with the SEC on June 17, 2020.

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10.10	2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.11	Confidential Membership Interest Purchase Agreement dated February 20, 2020 by and between Jupiter Wellness, Inc., Magical Beasts LLC. and Krista Whitley, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.12	Sales Distribution Agreement dated February 20, 2020 between Jupiter Wellness Inc. and Ayako Holdings, Inc., incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.13	Distribution Agreement, dated November 5, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2020.
10.14	Endorsement Agreement, dated November 10, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 19, 2020.
10.15	Share Exchange Agreement, dated November 30, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2020.
10.16	Independent Director’s Agreement, dated January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2021.
10.17	Omnibus Amendment dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.18	First Amendment to Common Stock Option Agreement dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.19	Employment Agreement dated as of January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2021.
10.20	Form of Loan Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed with the SEC on May 13, 2021.
10.21	Form of the PIPE Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed with the SEC on January 25, 2023
10.22	Form of the RD Securities Purchase Agreement, incorporated by reference to Exhibit 10.2 of the Company’s Current Report filed with the SEC on January 25, 2023
10.23	Form of the Registration Rights Agreement, incorporated by reference to Exhibit 10.3 of the Company’s Current Report filed with the SEC on January 25, 2023
14.1	Code of Ethics, incorporated by reference to Exhibit 14.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
14.2	Corporate Governance Guidelines, incorporated by reference to Exhibit 14.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
23.1	Consent of M&K CPAS PLLC, an independent registered public accounting firm *
23.3	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.1)**
24.1	Power of Attorney (included in signature page to this registration statement)**
107	Filing Fee Table**

*	Filed herewith
**	Previously Filed

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ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida on the 6th day of June, 2023.

JUPITER WELLNESS, INC.
(Registrant)

By:	/s/ Brian S. John
Name:	Brian S. John
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian S. John	Chief Executive Officer	June 6, 2023
Brian S. John	(Principal Executive Officer) and Director

/s/ *	Chief Financial Officer	June 6, 2023
Douglas McKinnon	(Principal Financial Officer)

/s/ *	Director	June 6, 2023
Dr. Skender Fani

/s/ *	Director	June 6, 2023
Nancy Torres Kaufman

/s/ *	Chairman and Chief Science Officer	June 6, 2023
Glynn Wilson

/s/ *	Director	June 6, 2023
Christopher Melton

/s/ *	Director	June 6, 2023
Gary Herman

/s/ *	Director	June 6, 2023
Dr. Hector Alila

* Signed by Brian S. John pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on February 15, 2023.

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